                                                                   Exhibit 10.30

                             JOINT VENTURE AGREEMENT

      THIS JOINT VENTURE AGREEMENT is made as of March 5, 1998 by and among LYCOS, INC. ("Lycos"), a corporation organized under the laws of the State of Delaware, United States of America, SUMITOMO CORP. ("Sumitomo"), a kabushiki kaisha organized under the laws of Japan, and INTERNET INITIATIVE JAPAN, INC. ("IIJ"), a kabushiki kaisha organized under the laws of Japan. Sumitomo and IIJ are sometimes referred to collectively as the "Purchasers."

                                    RECITALS

      A. Lycos provides a World Wide Web search and navigation service which is supported by advertising and electronic commerce. Lycos has exclusive worldwide rights to certain technology and knowhow used in providing such service. Lycos is interested in providing a comparable service, as culturally adapted and with suitable local content, for the Japanese market, and is planning to establish a venture in Japan for that purpose.

      B. Sumitomo and IIJ are interested in participating in the venture which Lycos is planning to establish in Japan, and each has various knowledge, experience and resources which would be of benefit to the venture.

      NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

      1. Incorporation of Lycos K.K. As promptly as possible after the execution of this Agreement by all of the parties hereto, Lycos shall cause a kabushiki kaisha to be incorporated under the laws of Japan as a wholly owned Lycos subsidiary (the "Company"). The Company shall be incorporated in compliance with the following provisions:

            1.1 Name. The name of the Company shall be "Lycos Japan [in katakana] Kabushiki Kaisha" and in English shall be Lycos Japan K.K.

            1.2 Authorized Shares. The Company shall be authorized to issue [***] shares of stock, all of which shares shall be of one class and shall have a par value of [***] per share (collectively, the "Stock").

            1.3 Capitalization. [***]


*** A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

            1.4 Initial Directors and Statutory Auditor. The directors and statutory auditor of the Company shall be initially as follows:

                Name                   Position
                ----                   --------

                Lyons Nominee          Representative Director
                Edward M. Philip       Representative Director
                Robert J. Davis        Director
                Lycos Nominee          Statutory Auditor

            1.5 Address of Registered Office. The address of the registered office of the Company shall be initially as follows:

                               Lycos Japan K.K.
                               c/o Sumitomo Corp.
                               1-2-2 Hitotsubashi, Chiyoda-ku
                               Tokyo, 100-8601, Japan

            1.6 Fiscal Year. The fiscal year of the Company shall end on July 31, and the initial fiscal year shall be the stub period from the date of incorporation of the Company through July 31, 1998.

            1.7 Articles. The Articles of Incorporation of the Company shall be in the form of the attached Exhibit A.

            1.8 Costs and Expenses.

                  (a) The Company shall bear all costs and expenses directly relating to the incorporation of the Company in Japan, including without limitation registration fees payable to the Legal Affairs Bureau, notary fees, stamp duties and bank commissions payable in connection with the contribution of capital, but excluding any attorneys' fees and costs. At the request of Lycos and to the extent such request is deemed reasonable by Sumitomo, Sumitomo shall advance any expenses referred to in this paragraph (a) when and as required, and Sumitomo shall be entitled to prompt reimbursement of such expenses by the Company upon the completion of its incorporation.

                  (b) Sumitomo shall reimburse Lycos for fifty percent (50%) of the actual out-of-pocket costs and expenses reasonably incurred by Lycos directly in connection with the negotiation, preparation, execution and delivery of this Agreement, or any exhibit, schedule, agreement, document or instrument attached to, referred to in or executed or delivered pursuant to this Agreement, or in connection with the establishment and capitalization of the Company, including without limitation any travel expenses or fees and costs of Japanese or United States counsel, or in connection with analysis and negotiation relating to the choice of an appropriate vehicle for use in establishing a Lycos presence in Japan; provided, however, that Sumitomo's reimbursement obligation


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to bear costs and expenses under this Section 1.8(b) shall be limited to a maximum amount of Fifty Thousand U.S. Dollars (US$50,000).

            1.9 Assistance. At the request of Lycos, Sumitomo shall provide such reasonable assistance in connection with the incorporation of the Company as Lycos may reasonably request or require, including without limitation assistance in connection with the preparation or filing of any reports, notices or other filings required to be made in Japan by the Company to or with any Japanese governmental authority.

      2. License Agreement. Upon completion of the incorporation of the Company, Lycos shall enter into a license agreement with the Company in the form of the attached Exhibit B (the "License Agreement").

      3. Capital Increase.

            3.1 Issuance of Additional Shares.

                  (a) On the terms and subject to the conditions set forth in this Section 3, Lycos shall cause the Company to offer, issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, the number of shares of Stock set forth below beside their respective names (collectively, the "Additional Shares"), at a cash purchase price of [***] per share, as follows:

               Party       Number of Shares       Aggregate Purchase Price
               -----       ----------------       ------------------------

               [***]            [***]                      [***]
               [***]            [***]                      [***]

                  (b) At the option of Sumitomo exercisable at any time prior to the Closing (as defined below) by written notice to Lycos and IIJ, Sumitomo may designate Nippon Telegraph and Telephone Corp., a kabushiki kaisha organized under the laws of Japan ("NTT"), as the purchaser of [***] shares of the [***] shares of Stock to be purchased by Sumitomo as provided in paragraph (a), in which event Lycos shall, provided that NTT delivers to each of the parties to this Agreement its written undertaking, in form and substance satisfactory to all of such parties, to be bound by all of the terms and provisions of this Agreement (other than Section 9) as though NTT were originally a party hereto, cause the Company to offer, issue and sell to NTT [***] shares of Stock at a cash purchase price of [***] per share, for an aggregate purchase price of [***]. The issuance and sale of such [***] shares of Stock by the Company to NTT shall discharge the obligations of Sumitomo under this Agreement with respect to the purchase and sale of such shares.
Upon NTT's delivery of its written undertaking as provided above, NTT shall be deemed a Purchaser" for all purposes under this Agreement, except that NTT shall not be bound by the provisions of Section 9.

*** A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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

            3.2 Increase of Capital. Upon completion of the issuance and sale of the additional Shares in accordance with Section 3.1, the aggregate paid in capital of the Company shall be [***] in cash, including the [***] of capital contributed by Lycos to the Company in connection with the incorporation of the Company

            3.3 Ownership Percentages.

                  (a) Upon completion of the issuance and sale of the Additional Shares in accordance with Section 3.1(a), the number of issued and outstanding shares of Stock owned by the stockholders of the Company, and their respective ownership percentages, shall be as follows:

                  Party     Number of Shares   Ownership Percentage
                  -----     ----------------   --------------------

                  Lycos            2,500                40%
                  Sumitomo         3,125                50%
                  IIJ                625                10%


                  (b) Upon completion of the issuance and sale of the Additional Shares pursuant to the option set forth in Section 3.3(b), the number of issued and outstanding shares of Stock owned by the stockholders of the Company, and their respective ownership percentages, shall be as follows:

                   Party    Number of Shares   Ownership Percentage
                   -----    ----------------   --------------------

                   Lycos          2,500                40%
                   Sumitomo       2,500                40%
                   IIJ              625                10%
                   NTT              625                10%


            3.4 Closing. The purchase and sale of the Additional Shares shall be effected at a closing (the "Closing") to be held within thirty (30) days after the incorporation of the Company has been completed, or within such longer period as may be mutually agreed to by the parties, on a date and at a location in Tokyo, Japan mutually convenient for Lycos and the Purchasers. At the Closing, the Company shall deliver to each Purchaser, against receipt of the cash purchase price payable by such Purchaser, a share certificate evidencing the number of Additional Shares issued to such Purchaser.

            3.5 Lycos Conditions to Closing. The obligation of Lycos to cause the Company to offer, issue and sell the Additional Shares to the Purchasers pursuant to Section 3.1 shall be subject to satisfaction of the following conditions precedent, which conditions precedent are for the benefit of Lycos and may be waived by Lycos in its sole discretion:


*** A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  (a) Lycos and each of the Purchasers shall have executed a Shareholder Agreement in the form of the attached Exhibit C ("Shareholder Agreement"); provided, however, that in the event shares of Stock are issued to NTT pursuant to the option set forth in Section 3.1(b), the form of Exhibit C shall be appropriately modified to include NTT as a party;

                  (b) all consents and approvals of, notices and reports to, and filings with any Japanese governmental or regulatory authority required in connection with the offer, issuance and sale of the Additional Shares by the Company to the Purchasers shall have been obtained or made; and

                  (c) the offer, issuance and sale of the Additional Shares by the Company to the Purchasers in the manner contemplated by this Agreement shall not result in any violation of any Japanese law, rule, regulation, order or decree.

            3.6 Purchasers' Conditions to Closing. The obligation of each of the Purchasers to purchase the Additional Shares from the Company pursuant to
Section 3.1 shall be subject to satisfaction of the following conditions precedent, which conditions precedent are for the benefit of each of the Purchasers and may be waived by each of the Purchasers, as to itself only, in the exercise of its sole discretion:

                  (a) the Company shall have been duly incorporated under the laws of Japan as a kabushiki kaisha in compliance with the provisions of Section 1;

                  (b) the Articles of Incorporation of the Company shall be in the form of the attached Exhibit A;

                  (c) Lycos and the Company shall have entered into the License Agreement, and the License Agreement shall be in full force and effect and in the form of the attached Exhibit B;

                  (d) Lycos and each of the Purchasers shall have executed a Shareholder Agreement in the form of the attached Exhibit C; provided, however, that in the event shares of Stock are issued to NTT pursuant to the option set forth in Section 3.1(b), the form of Exhibit C shall be appropriately modified to include NTT as a party;

                  (e) all consents and approvals of, notices and reports to, and filings with any Japanese governmental or regulatory authority required in connection with the offer, issuance and sale of the Additional Shares by the Company to the Purchasers shall have been obtained or made;

                  (f) the offer, issuance and sale of the Additional Shares by the Company to the Purchasers in the manner contemplated by this Agreement shall not result in any violation of any Japanese law, rule, regulation, order or decree; and

                  (g) there shall exist no obligations or liabilities of the Company other than as may be customarily incurred in connection with its incorporation or as set forth in this Agreement or the License Agreement.

            3.7 Satisfaction of Conditions. Each party shall use reasonable commercial efforts in good faith to assure that all conditions precedent applicable to such party are timely satisfied.

            3.8 Issuance Expenses. All expenses relating to the offer, issuance and sale of the Additional Shares by the Company to the Purchasers shall be borne by the Company.

            3.9 Election of Directors. Immediately following the issuance of the Additional Shares, the Lycos nominee serving as Representative Director resident in Japan shall resign, and three additional directors shall be elected such that the Board of Directors of the Company shall be constituted as contemplated by the Shareholder Agreement.

            3.10 Statutory Auditors. Immediately following the issuance of the Additional Shares, the number of statutory auditors shall be increased from one
(1) to three (3).

      4. Sumitomo Loan Facility.

            4.1 Loan Facility. Sumitomo agrees to make available, or to cause to be made available through an affiliate, to the Company a revolving loan facility (the "Facility") under which the Company shall be entitled to borrow, repay and reborrow amounts in Japanese Yen up to a maximum aggregate amount of [***] at any one time outstanding. Advances made or to be made under the Facility are referred to individually as an "Advance" and collectively as "Advances," and the lender under the Facility (whether Sumitomo or an affiliate of Sumitomo) is referred to as "Lender."

            4.2 Loan Agreement. As promptly as possible after the issuance of the Additional Shares, Sumitomo shall, or shall cause an affiliate of Sumitomo to, enter into a loan agreement with the Company (the "Loan Agreement") to make provision for the Facility on the terms and conditions set forth in this Article 4 and on such additional terms and conditions as are not inconsistent with the provisions of this Article 4 and as are agreeable to the Company and Lycos.

            4.3 Commitment Period. The Facility shall be made available by Lender to the Company during the period commencing from the date of the Loan Agreement through the sixth (6th) anniversary date of the date of the Loan Agreement.

            4.4 Drawdown. The Company shall have the right to draw funds under the Facility during the Commitment Period upon the affirmative vote of at least three (3) of the directors of the Company to draw such funds; provided, however, that each drawing shall be for an amount of not less than (Yen)50,000,000.

*** A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

            4.5 Drawdown Notice. The Company shall be required to give to Lender at least three (3) days prior written notice of the proposed date and amount of any Advance.

            4.6 Repayment. Unless otherwise specifically agreed in writing between Lender and the Company at the time of any advance, the principal amount of such Advance shall be due and payable on a date (the "Repayment Date") which is the earlier of (a) the Maturity Date, or (b) the one (1) year anniversary date of the making of such Advance.

            4.7 Applicable Rate. "Applicable Rate" means, with respect to any Advance, The Prime Rate plus one percent (1%). As used in this Section 4.8, "Prime Rate" means the rate announced from time to time by Sumitomo Bank at its principal lending office in Tokyo, Japan as its "prime rate."

            4.8 Interest. Borrower shall pay interest on the outstanding principal amount of each Advance at a rate per annum which is equal to the Applicable Rate. All interest payable with respect to any Advance shall be payable in arrears on the last day of each interest period (as determined at the time of the Advance or as otherwise determined under the Loan Agreement) and on the Repayment Date with respect to such Advance. Interest shall be calculated based on a 360-day year and the actual number of days elapsed.

            4.9. Prepayment. Borrower may prepay any Advance in whole or in part without premium or penalty.

            4.10 Method of Payment. Borrower shall pay all principal and interest owing to Lender under the Facility in Japanese Yen to such account as Lender may specify by written notice to Borrower.

            4.11 No Collateral or Guaranty. No collateral for any of the Advances shall be required, and the Advances shall be unsecured. No guaranty of any of the Advances, including without limitation any guaranty of any of the stockholders of the Company, shall be required.

      5. Additional Capital Contributions and Stockholder Loans.

            5.1 Additional Capital Contributions. Upon the incorporation of the Company and the issuance of the Additional Shares in the manner contemplated by this Agreement, none of the parties to this Agreement shall have any obligation to make additional capital contributions to the Company.

            5.2 Loans. Except as expressly provided for in Section 4, none of the parties to this Agreement shall have any obligation to make loans to the Company.

      6. Management.

            6.1 Directors. The parties shall cooperate in the election of directors, as more specifically provided for in the Shareholder Agreement. Immediately after the issuance of the Additional Shares, there shall be two Representative Directors, one of whom shall be a Sumitomo nominee resident in Japan and one of whom shall be a Lycos nominee resident outside of Japan, and the parties shall take such action as may be necessary to effect this provision.

            6.2 Meetings of Directors. Unless otherwise agreed among the parties from time to time, approximately 60% of the meetings of directors shall be held in Japan and approximately 40% of the meetings of directors shall be held at a location in the United States designated by Lycos. The Company shall bear all reasonable expenses of directors in connection with their attendance at meetings of directors, including without limitation travel, lodging and meals.

            6.3 Officers. The parties shall exercise its voting rights so as to permit Sumitomo's designated nominee to be elected as President of the Company, and so as to permit Lycos' designated nominee to be elected as Executive Vice President of the Company. Among the officers of the Company, the Executive Vice President shall be second in seniority to the President.

      7. Business Objectives and Start Up.

            7.1 Business Objectives. The business objectives of the Company shall include, without limitation, the following:

                  (a) provide a World Wide Web navigation and search service at www.lycos.co.jp, which is generally similar to, and of like quality with, the World Wide Web navigation and search service provided by Lycos at www.lycos.com, but which is adapted culturally and in local content to be suitable for the Japanese market (the "Service");

                  (b) generate revenue from the Service, including without limitation revenue from the sale of advertising and electronic commerce;

                  (c) engage in all business activities relating to the development, maintenance, support and enhancement of the Service, including without limitation the development and acquisition of local content and the development and expansion of distribution channels for the Service; and

                  (d) engage in all business activities ancillary or incidental to the foregoing.

            7.2 Start Up. Initially, the Service shall be operated and maintained at the U.S. data center of Lycos. When and as feasible, as determined by Lycos and the Company, the operation and maintenance of the Service shall be transferred to a site in Japan.

      8. Cooperation. The parties shall in good faith cooperate with each other to enable the Company to achieve its business objectives and purposes and to maximize the success of the Company's business.

      9. Exclusivity. Without the prior written approval of Lycos, none of the Purchasers shall directly or through a "controlled affiliate" (as defined below) establish, maintain or invest in, or agree to establish, maintain or invest in, a World Wide Web search or directory service using web-crawler and spidering technology, which search or directory service is substantially similar to the World Wide Web search service to be provided by the Company, except that the foregoing restriction shall not apply to passive portfolio investments in an entity not in excess of five percent (5%) of the total equity of such entity, and except that any of the Purchasers which as of the date of this Agreement maintain any such service or have invested in the provider of any such service shall have the right to continue to maintain such service or investment. Without the prior written approval of the Purchasers, Lycos shall not directly or through a "controlled affiliate" establish, maintain or invest in, or agree to establish, maintain or invest in, any World Wide Web search or directory service (other than the Service) operated from Japan for the local Japanese market. As used in this Section 9, "controlled affiliate" of a party means any corporation or other entity which such party controls through a more than fifty percent (50%) ownership interest or through the right to exercise voting power sufficient to elect a majority of directors in the case of a corporation or other management in the case of any other entity.

      10. Representations and Warranties of Lycos. Lycos hereby represents and warrants to the Purchasers as follows:

            10.1 Organization, Power and Authority. Lycos is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, United States of America. Lycos has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

            10.2 Authorization and Binding Obligations. Lycos has taken all requisite corporate action to authorize and approve the execution, delivery and performance of this Agreement by Lycos. This Agreement has been duly executed and delivered by Lycos, and constitutes the legal, valid and binding obligations of Lycos, enforceable against Lycos in accordance with its terms.

            10.3 No Conflicts. The execution, delivery and performance of this Agreement by Lycos, and the consummation of the transactions contemplated hereby, will not (a) violate any provision of the Certificate of Incorporation or Bylaws of Lycos, (b) violate, conflict with or result in (or with notice or lapse of time or both result in) a breach of or default under any term or provision of any contract or agreement to which Lycos is a party or by which Lycos or any of its assets or properties is or may be bound, or (c) violate any order, judgment, injunction, award or decree of any court or arbitration body, or any governmental, administrative or regulatory authority, by which Lycos or any of its assets or properties is or may be bound.

            10.4 No Pending Litigation. No action, suit or proceeding which seeks to prevent the consummation of the transactions contemplated by this Agreement, or would impair the ability of Lycos to consummate the transactions contemplated by this Agreement, is pending against Lycos, and no such action, suit or proceeding has been threatened against Lycos.

      11. Representations and Warranties of the Purchasers.

            Each of the Purchasers, severally as to itself, hereby represents and warrants to Lycos as follows:

            11.1 Organization, Power and Authority. Such Purchaser is a kabushiki kaisha duly organized and validly existing under the laws of Japan. Such Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

            11.2 Authorization and Binding Obligations. Such Purchaser has taken all requisite corporate action to authorize and approve the execution, delivery and performance of this Agreement by such Purchaser. This Agreement has been duly executed and delivered by such Purchaser, and constitutes the legal, valid and binding obligations of such Purchaser, enforceable against such Purchaser in accordance with its terms.

            11.3 No Conflicts. The execution, delivery and performance of this Agreement by such Purchaser, and the consummation of the transactions contemplated hereby, will not (a) violate any provision of the charter documents of such Purchaser, (b) violate, conflict with or result in (or with notice or lapse of time or both result in) a breach of or default under any term or provision of any contract or agreement to which such Purchaser is a party or by which such Purchaser or any of its assets or properties is or may be bound, or
(c) violate any order, judgment, injunction, award or decree of any court or arbitration body, or any governmental, administrative or regulatory authority, by which such Purchaser or any of its assets or properties is or may be bound.

            11.4 No Pending Litigation. No action, suit or proceeding which seeks to prevent the consummation of the transactions contemplated by this Agreement, or would impair the ability of such Purchaser to consummate the transactions contemplated by this Agreement, is pending against such Purchaser, and no such action, suit or proceeding has been threatened against such Purchaser.

      12. Termination.

            12.1 Termination for Failure of Conditions. In the event that the conditions precedent to the obligations of Lycos as set forth in Section 3.5 have not been satisfied (or waived by Lycos) by the scheduled date of the Closing as agreed to between the parties pursuant to Section 3.4, and Lycos is not in default of its obligations under this Agreement, Lycos shall have the right to terminate this Agreement by giving written notice of termination to each of the

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Purchasers without any liability of any party to any other party solely by reason of such termination; provided, however that any such termination shall not prejudice any claim Lycos may have against the Purchasers, or any of them, for any breach of or default under this Agreement arising prior to such termination. In the event that the conditions precedent to the obligations of the Purchasers as set forth in Section 3.6 have not been satisfied (or waived by each of the Purchasers) by the scheduled date of the Closing as agreed to between the parties pursuant to Section 3.4, and none of the Purchasers is in default of its obligations under this Agreement, each of the Purchasers shall have the right to terminate this Agreement by giving written notice of termination to Lycos without any liability of any party to any other party solely by reason of such termination; provided, however that any such termination shall not prejudice any claim any of the Purchasers may have against Lycos for any breach of or default under this Agreement arising prior to such termination.

            12.2 Termination for Breach. In the event the Purchasers default in the performance of their respective obligations under this Agreement, Lycos shall have the right, in addition to any other rights Lycos may have, to terminate this Agreement by giving written notice of termination to each of the Purchasers. In the event Lycos defaults in its performance under this Agreement, each of the Purchasers shall have the right, in addition to any other rights the Purchasers may have, to terminate this Agreement by giving written notice of termination to Lycos.

      13. Miscellaneous.

            13.1 Brokers. Each party shall hold the other parties harmless from any claims, liabilities or damages relating to any commissions or fees claimed by any broker or finder by reason of any engagement or relationship of such broker or finder by or with such party.

            13.2 Notices. Any notice, request, demand, approval or consent required or permitted under this Agreement shall be in writing and shall be effective upon actual receipt when delivered by (a) registered mail, postage prepaid, return receipt requested, (b) personal delivery, (c) an overnight courier of recognized reputation (such as DHL or Federal Express), or (d) transmission by telecopier (with confirmation by mail), in each case addressed as follows:

            If to Lycos:      Lycos, Inc.
                              500 Old Connecticut Path
                              Framingham, MA 01701-4570
                              Attention: Chief Financial Officer
                              Telephone: (508) 424-0400
                              Facsimile: (508) 820-4499


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

             With a copy to:  Coudert Brothers
                              1055 West 7th Street, 20th Floor
                              Los Angeles, CA 90017
                              Attention: Richard G. Wallace
                              Telephone: (213) 688-9088
                              Facsimile: (213) 689-4467

             If to Sumitomo:  Sumitomo Corp.
                              1-2-2 Hitotsubashi, Chiyoda-ku
                              Tokyo, 100-8601, Japan
                              Telephone: 03-3217-7021
                              Facsimile: 03-3217-7029

             If to IIJ:       Internet Initiative Japan, Inc.
                              Takebashi Yasuda Bldg.
                              3-13 Kanda, Nishiki-cho, Chiyoda-ku
                              Tokyo, 101, Japan
                              Telephone:
                              Facsimile:

Any party may change its address or telecopier number for notice purposes by notice given to the other parties in accordance with this Section 13.2.

            13.3 Assignment. No party's rights, duties or responsibilities under this Agreement may be assigned, delegated or otherwise transferred in any manner, without the prior written consent of the other parties. Notwithstanding the foregoing, no such consent shall be required in connection with the assignment, delegation or other transfer of any such rights, duties or responsibilities by a party to any affiliate which directly or indirectly controls, is controlled by or is under common control with such party, where such control is by more than 50% of the relevant voting power provided that the assigning party unconditionally guarantees to the other parties to this Agreement the due and punctual performance by such affiliate of such party's obligations under this Agreement.

            13.4 Entire Agreement. This Agreement, including the exhibits referred to herein, which are hereby incorporated in and made a part of this Agreement, constitutes the entire contract between the parties with respect to the subject matter covered by this Agreement. This Agreement supersedes all previous representations, arrangements, agreements and understandings, if any, by and among the parties with respect to the subject matter covered by this Agreement. This Agreement may not be amended, changed or modified except by a writing duly executed by the parties hereto.

            13.5 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, invalid or void in any respect, no other provision of this Agreement shall be affected thereby, all other provisions of this Agreement shall nevertheless be carried into effect and the parties shall amend this Agreement to modify the unenforceable, invalid or void provision to give effect to the intentions of the parties to the extent possible in a manner which is valid and enforceable.

            13.6 Remedies and Waivers. All rights and remedies of the parties are separate and cumulative, and no one of them, whether exercised or not, shall be deemed to be to the exclusion of or to limit or prejudice any other rights or remedies which the paties may have. The parties shall not be deemed to waive any of their rights of remedies under this Agreement, unless such waiver is in writing and signed by the party to be bound. No delay or omission on the part of any party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

            13.7 Arbitration. In the event any dispute arises among the parties, or any of them, which cannot be amicably resolved, such dispute shall be submitted to the International Chamber of Commerce for binding arbitration in accordance with the commercial arbitration rules of the International Chamber of Commerce as then in effect. The arbitration shall be conducted in the English language, and, unless otherwise agreed by the parties to the dispute, shall be held in Paris. Any arbitration award rendered in any such arbitration proceeding may be entered in and enforced by any court of competent jurisdiction.

            13.8 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws (other than that body of law relating to conflicts of law) of Japan.

            13.9 Attorneys' Fees. In the event any action or proceeding is initiated for any breach of or default in any of the terms or conditions of this Agreement, then the party or parties in whose favor judgment shall be entered or an arbitration award shall be made, shall be entitled to have and recover from the other parties all costs and expenses (including attorneys' fees) incurred in such action or proceeding and any appeal therefrom.

            13.10 Headings. The headings contained in this Agreement are for convenience only and are not a part of this Agreement, and do not in any way interpret, limit or amplify the scope, extent or intent of this Agreement, or any of the provisions of this Agreement.

            13.11 Counterparts and Facsimile. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement. Transmission of facsimile copies of signed original signature pages of this Agreement shall have the same effect as delivery of the signed originals.

            13.12 Translation. For the convenience of the parties, one or more Japanese translations of this Agreement may be prepared. Notwithstanding the preparation or existence of any such Japanese translations, the English language version of this Agreement shall be controlling.

            13.13 Press Releases. None of the parties shall issue any press releases or publicity statements relating to this Agreement, the transactions contemplated by this Agreement or the business of the Company without the prior written approval of the other parties, which approval shall not be unreasonably withheld or delayed, except that each party shall be permitted to issue any press releases or publicity statements (whether or not approved by the other parties) to the extent required by any securities laws or regulations applicable to such party.

            13.14 Third Party Beneficiary. The Company is a third party beneficiary under this Agreement. Except as to the Company, this Agreement is not intended to and does not confer any rights on any third party, and no third party shall be a third party beneficiary under or in respect of this Agreement.

            13.15 Binding Effect. Subject to Section 13.3, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                         LYCOS, INC.,
                         a corporation organized under the laws of Delaware, USA

                         By: /s/ Edward M. Philip
                             ---------------------------------------------------
                         Its: COO
                              --------------------------------------------------


                         SUMITOMO CORP.,
                         a kabushiki kaisha organized under the laws of Japan

                         By: /s/ Atsushi Nishijo
                             ---------------------------------------------------
                              Atsushi Nishijo
                         Its: Managing Director
                              --------------------------------------------------


                         INTERNET INITIATIVE JAPAN, INC.,
                         a kabushiki kaisha organized under the laws of Japan

                         By: /s/ Koichi Suzuki
                             ---------------------------------------------------
                              Koichi Suzuki
                         Its: President CEO
                              --------------------------------------------------

                                LIST OF EXHIBITS

EXHIBIT A: Articles of Company
EXHIBIT B: License Agreement
EXHIBIT C: Shareholder Agreement

                                    EXHIBIT A



                           ARTICLES OF INCORPORATION
                                       OF
                                LYCOS JAPAN K.K.



                                   CHAPTER 1
                               GENERAL PROVISIONS



ARTICLE 1.      CORPORATE NAME
------------------------------

         The name of the Company shall be Kabushiki Kaisha Lycos Japan and its English name shall be Lycos Japan K.K.

ARTICLE 2.      PURPOSES
------------------------

         The purposes of the Company shall be to engage in the following businesses:

         (1) Providing a World Wide Web navigation and search service;

         (2) Generating revenue from such service, including without limitation revenue from the sale of advertising and electronic commerce;

         (3) Engaging in all business activities relating to the development, maintenance, support and enhancement of such service, including without limitation the development and acquisition of local content and the development and expansion of distribution channels for such service;

         (4) Engaging in any and all businesses incidental to or in connection with any of the foregoing.

ARTICLE 3.      LOCATION OF HEAD OFFICE
---------------------------------------

         The head office of the Company shall be located in Chiyoda-ku, Tokyo.

ARTICLE 4.      METHOD OF GIVING PUBLIC NOTICES
-----------------------------------------------

         Any public notice of the Company shall be given in the Official Gazette (kanpo).

                                   CHAPTER II
                                     SHARES

ARTICLE 5.      TOTAL NUMBER OF SHARES TO BE ISSUED
---------------------------------------------------

         The total number of shares authorized to be issued by the Company shall be six thousand two hundred and fifty (6,250).

ARTICLE 6.      PAR VALUE SHARES
--------------------------------

         All shares issued by the Company shall be par value shares and the par value per share shall be fifty thousand yen (Y50,000).

ARTICLE 7.      DENOMINATION OF SHARE CERTIFICATES
--------------------------------------------------

         Each share certificate to be issued by the Company may be in any denomination representing any number of shares.

ARTICLE 8.      RESTRICTION ON TRANSFER OF SHARES
-------------------------------------------------

         Any transfer of shares of stock of the Company shall be subject to the prior approval of the Board of Directors.

ARTICLE 9.      REGISTRATION OF TRANSFER OF SHARES
--------------------------------------------------

         In the case of an application for registration of the transfer of shares, a written application in the form prescribed by the Company showing the name of and impressed with the seal of the applicant shall be submitted to the Company, together with the following documents:

         (1) the share certificates concerned, in the case of acquisition of shares by transfer; and

         (2) the document evidencing the acquisition of the shares together with the share certificates concerned, in the case of acquisition of shares other than by transfer.

ARTICLE 10.     REGISTRATION OF PLEDGE OR INDICATION OF TRUST PROPERTY
----------------------------------------------------------------------

         In the case of an application for registration of a pledge or indication that the shares are property of a trust, a written application in the form prescribed by the Company showing the name of and impressed with the seal of the parties concerned shall be submitted to the Company, together with the share certificates concerned. The foregoing shall apply to the cancellation of such registration of indication.

ARTICLE 11.     REISSUANCE OF SHARE CERTIFICATES
------------------------------------------------

         1. In the case of an application for the reissuance of the share certificates due to split, combination, mutilation or defacement thereof, a written application in the form prescribed by the Company showing the name of and impressed with the seal of the applicant shall be submitted to the Company, together with the share certificates concerned.

         2. In the case of an application for the reissuance of the share certificates due to loss thereof, a written application in the form prescribed by the Company showing the name of and impressed with the seal of the applicant shall be submitted to the Company, together with a duplicate original or a certified copy of the nullification judgment concerned.

ARTICLE 12.     HANDLING FEES
-----------------------------

         In making an application stipulated in any of the foregoing three Articles, the parties concerned shall pay to the Company such handling fees as to be prescribed by the Company.

ARTICLE 13.     RECORD DATE
---------------------------

         1. The Company shall determine shareholders who have been entered in the register of shareholders at the close of business on August 31 of each year as the shareholders who shall be entitled to exercise the rights at the General Meeting of shareholders for such business year.

         2. In addition to the preceding paragraph, if necessary, the Company shall determine, upon giving advance public notice, shareholders or registered pledgees who have been entered in the register of shareholders on a specified date as the shareholders or the registered pledgees who shall be entitled to exercise the rights by resolution of a meeting of the Board of Directors.

ARTICLE 14.     NOTIFICATION OF NAME, ADDRESS AND SEAL IMPRESSION
-----------------------------------------------------------------

         1. Shareholders or their statutory representatives shall notify the Company of their names or trade names and representatives' names, addresses and seal impressions by submitting shareholders' cards, in the form prescribed by the Company; provided, however, that foreigners accustomed to signing may substitute their specimen signatures for seal impressions.

         2. The same shall apply in the case of the alteration of matters to be notified in the preceding paragraph.

                                  CHAPTER III
                        GENERAL MEETING OF SHAREHOLDERS

ARTICLE 15.     CONVOCATION OF GENERAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------

         An Ordinary General Meeting of Shareholders of the Company shall be convened within three (3) months from the day following the last day of each business year, and an Extraordinary General Meeting of Shareholders may be convened whenever necessary.

ARTICLE 16.     PERSON TO CONVENE MEETINGS
------------------------------------------

         Each General Meeting of Shareholders shall be convened by the Representative Director-President or any Director pursuant to a resolution of the Board of Directors. The Representative Director-President shall act as chairman at and preside over each General Meeting of shareholders. In case the Representative Director-President is prevented from so acting, one of the other Directors, in the order previously determined by the Board of Directors, shall act in his place.

ARTICLE 17.     NOTICE OF MEETING
---------------------------------

         Notice of convocation of a General Meeting of Shareholders shall be dispatched to each shareholder in both the Japanese and English languages at least four (4) weeks prior to the date of such Meeting; provided, however, that the above period may be shortened with the written consent (including consent by telex or telecopier) of all shareholders.

ARTICLE 18.    METHOD OF RESOLUTIONS
------------------------------------

         Unless otherwise provided for under laws and regulations, all resolutions of a General Meetings of Shareholders shall be adopted by at least two thirds of the issued and outstanding shares of the Company.

ARTICLE 19.    VOTING BY PROXY
------------------------------

         A shareholder may exercise his or her vote through a proxy. In such case the proxy must file with the Company a document evidencing his or her authority.

ARTICLE 20.    MINUTES
----------------------

         An outline of proceedings at a General Meeting of Shareholders and the results thereof shall be recorded in the minutes of the Meeting, which shall be prepared in separate Japanese and English versions, and each version shall bear the signatures or the names and seals of the chairman and of the Directors present at the meeting and shall be preserved by the Company.


                                   CHAPTER IV
                       DIRECTORS, REPRESENTATIVE DIRECTORS
                           AND THE BOARD OF DIRECTORS


ARTICLE 21.    NUMBER OF DIRECTORS
----------------------------------

     The Company shall have up to five (5) Directors.

ARTICLE 22.    ELECTION OF DIRECTORS
------------------------------------

         Directors of the Company shall be elected at a General Meeting of Shareholders; provided, however, that cumulative voting shall not be adopted for the election of Directors.


ARTICLE 23.    TERM OF OFFICE OF DIRECTORS
------------------------------------------

         1. The term of office of Directors shall expire at the close of the Ordinary General Meeting of Shareholders pertaining to the last business year ending within two (2) years of their assumption of office.

         2. The term of office of a Director elected to fill a vacancy created by the retirement of a Director prior to the expiration of his or her term, or as a result of an increase in the number of Directors, shall expire at the time when the term of his or her predecessor or other Directors then serving would have otherwise expired.

ARTICLE 24.    REPRESENTATIVE DIRECTOR
--------------------------------------

         The Board of Directors shall by resolution elect from among the Directors two (2) Representative Directors, who shall represent the Company.

ARTICLE 25.    DIRECTORS WITH SPECIFIC TITLES
---------------------------------------------

         A Representative Director-President shall be, and one or more Executive Vice-Presidents, Vice-Presidents, Senior Managing Directors and Managing Directors may be, appointed from among the Directors by a resolution of the Board of Directors.

ARTICLE 26.    PERSON TO CONVENE MEETING
----------------------------------------

         The Representative Director-President or any other Director may convene a meeting of the Board of Directors. The Representative Director-President shall act as chairman at the meeting. In case the Representative Director-President is prevented from so acting, one of the other Directors, in the order previously determined by the Board of Directors, shall act in his place.

ARTICLE 27.    NOTICE OF MEETING
--------------------------------

         1. Notice of convocation of a meeting of the Board of Directors shall be dispatched to each Director and Statutory Auditor in both the Japanese and English languages twenty (20) days or more prior to the date of such meeting.

         2. With the consent in writing of all of the Directors and Statutory Auditors, convocation procedures for a meeting of the Board of Directors may be omitted.

ARTICLE 28.    METHOD OF RESOLUTIONS
------------------------------------

         Resolutions of a meeting of the Board of Directors shall be adopted by the vote of at least seventy percent (70%) of the Directors in office at a meeting at which all of the Directors then in office are present.

ARTICLE 29.     MINUTES OF MEETING OF THE BOARD OF DIRECTORS
------------------------------------------------------------

         An outline of proceedings at a meeting of the Board of Directors and the results thereof shall be recorded in minutes of the meeting, which shall be prepared in separate Japanese and English versions, but, in the case of any inconsistency between the English and Japanese versions, the English version shall be dispositive and override the Japanese version. The English version shall bear the signature or the names and seals of the chairman and the Directors present at the meeting and shall be preserved by the Company.

ARTICLE 30.     REMUNERATION
----------------------------

         The remuneration and retirement allowances of Directors shall be determined separately by a resolution of a General Meeting of Shareholders.

                                  CHAPTER V
                           STATUTORY AUDITORS AND
                         STATUTORY AUDITORS MEETING

ARTICLE 31.     NUMBER OF STATUTORY AUDITORS
--------------------------------------------

         The Company shall have three (3) or more Statutory Auditors. Provided, however, that at least one of the Statutory Auditors shall not be from the Company (i.e., that person shall not have been for the last five years, a director or employee of the Company or of a subsidiary of the Company).

ARTICLE 32.     ELECTION OF STATUTORY AUDITORS
----------------------------------------------

         Statutory Auditors shall be elected at a General Meeting of Shareholders.

ARTICLE 33.     TERM OF OFFICE OF STATUTORY AUDITORS
----------------------------------------------------

         1. The term of office of the Statutory Auditors shall expire at the close of the Ordinary General Meeting of Shareholders pertaining to the last business year ending within three (3) years of their assumption of office.

         2. The term of office of a Statutory Auditor elected to fill a vacancy created by the retirement of a Statutory Auditor prior to the expiration of his or her term shall expire at the time when the term of office of his or her predecessor would have otherwise expired.

ARTICLE 34.     FULL-TIME STATUTORY AUDITORS
--------------------------------------------

         Statutory Auditors shall elect from among themselves to determine the full-time Statutory Auditors.

ARTICLE 35.     NOTICE OF MEETING
---------------------------------

         1. Notice of convocation of a meeting of the Statutory Auditors shall be dispatched to each Statutory Auditor in both the Japanese and English languages twenty (20) days or more prior to the date of such meeting. Provided, however, that it may be possible to shorten this period when necessitated by emergency.

         2. With the consent in writing of all Statutory Auditors, convocation procedures for a meeting of Statutory Auditors may be omitted.

ARTICLE 36.     METHOD OF RESOLUTIONS
-------------------------------------

         Resolutions of a meeting of Statutory Auditors shall be adopted by majority of Statutory Auditors except as provided otherwise by Statute.

ARTICLE 37.     MINUTES OF MEETING OF STATUTORY AUDITORS
--------------------------------------------------------

         An outline of proceedings at a meeting of Statutory Auditors and the results thereof shall be recorded in minutes of the meeting, which shall be prepared in separate Japanese and English versions shall bear the signature or the names and seals of the chairman and the Statutory Auditors present at the meeting.

ARTICLE 38.     STATUTORY AUDITORS MEETING RULES
------------------------------------------------

         Items concerning meetings of Statutory Auditors, other than Statutes and the Articles of Incorporation, shall be provided by Statutory Auditors Meeting Rules determined in a meeting of Statutory Auditors.

ARTICLE 39.     REMUNERATION
----------------------------

         The remuneration and retirement allowances of Statutory Auditors shall be determined separately by a resolution of a General Meeting of Shareholders.

                                  CHAPTER VI

                                  ACCOUNTS

ARTICLE 40.     BUSINESS YEAR
-----------------------------

         The business year of the Company shall be from the 1st day of August through the 31st day of July of such year.

ARTICLE 41.     PAYMENT OF DIVIDENDS
------------------------------------

         Dividends shall be paid to the shareholders or registered pledgees who are recorded on the register of shareholders as of the last day of each business year.

ARTICLE 42.     PRESCRIPTION PERIOD OF DIVIDENDS
------------------------------------------------

         The Company shall be released from the obligation to pay dividends upon lapse of a period of three (3) years running from the date on which such dividends are offered.

                                  CHAPTER VII
                            SUPPLEMENTAL PROVISIONS

ARTICLE 43.     SHARES TO BE ISSUED UPON INCORPORATION
------------------------------------------------------

         Total number of shares to be issued upon incorporation of the Company shall be 2,500 par value shares and the issue price shall be Y50,000 per share.

ARTICLE 44.     FIRST FINANCIAL YEAR
------------------------------------

         The first financial year of the Company shall commence with the date of Incorporation of the Company and end on July 31, 1998.

ARTICLE 45.     TERM OF OFFICE OF INITIAL DIRECTORS AND STATUTORY AUDITORS
-------------------------------------------------------------------------

         The term of office of Initial Directors and Statutory Auditors of the Company shall expire at the close of the annual general meeting of shareholders relating to the closing of accounts last to occur within one year from their assumption of office.

ARTICLE 46. PROMOTERS' NAMES, ADDRESSES AND NUMBERS OF SUBSCRIBED SHARES ----------------------------------------------------------------------------`

         One par value share  Name:       Makoto Matsuo
                              Address:    3-24-27 Kugayama
                                          Suginami-ku, Tokyo

                                    EXHIBIT B

                               LICENSE AGREEMENT

      THIS LICENSE AGREEMENT (this "Agreement") is made and entered into as of the ____ day of ________, 1998 by and between LYCOS, INC., a Delaware corporation ("Lycos"), and LYCOS JAPAN K.K., a kabushiki kaisha organized under the laws of Japan ("Licensee").

                                    RECITALS

      A. Lycos owns or is the licensee with respect to certain rights in certain technology relating to the search, retrieval and cataloging of documents on the Internet (as defined below) and is interested in licensing such technology to Licensee;

      B. Licensee desires to license rights in such technology from Lycos upon the terms and conditions herein set forth.

      NOW THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties agree as follows:

      1. Certain Definitions. As used in this Agreement, the following terms have the meanings set forth below:

            "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, is under common control with, or is controlled by, that Person. For purposes of this definition, "control" (including, with its correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "Application Programming Interfaces" shall mean the specifications of any Object Code licensed hereunder which define the external programming requirements necessary to interface between such Object Code and any other Object Code licensed hereunder.

            "Business" shall mean the business of providing a World Wide Web navigation and search service at www.lycos.com.jp, which is generally similar to, and of like quality with, the World Wide Web navigation and search service provided by Lycos at www.lycos.com, but which is adapted culturally and in local content to be suitable for the Japanese market.

            "CMU" shall mean Carnegie Mellon University.

            "Code" shall mean Object Code and Source Code.

            "Competitor" shall mean a provider of a search or directory service using web crawler and spidering technology, which search or directory service is substantially similar to Lycos Japan or the search and directory service offered by Lycos from time to time.

            "Components" shall mean information, materials, products, features, services, content, computer software, designs, artistic renderings, drawings, sketches, characters, layouts and the digital implementations thereof.

            "Copyrights" shall mean the copyrights owned by Lycos in the Licensed Properties.

            "Derivative Works" shall mean all "derivative works" and "compilations" within the meanings of such terms as defined in the U.S. Copyright Act (17 U.S.C. Section 101 et seq.).

            "Effective Date" shall mean the date of the execution of this Agreement by both parties.

            "Excluded Product" shall mean any technology, product or service which is not owned exclusively by Lycos unless Lycos has the right to sublicense such technology, product or service to a third party without the payment of any fees or expenses, provided that the term Excluded Product shall not include the Licensed Software, any enhancement or derivative thereof or any replacement thereto.

            "Excluded Service Content" shall mean any content, data or information which is not owned exclusively by Lycos unless Lycos has the right to sublicense such content, data or information to a third party without the payment of any fees or expenses.

            "Governmental Body" shall mean any domestic or foreign national, state or, municipal or other local government or multi-national body, any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory authority thereunder.

            "Internet" shall mean any collection of computer networks composed of backbone networks including, without limitation, APRAnet, NSFNet, MILNET, mid-level networks, regional networks and stub networks. These may include commercial, university and other research networks and military networks and may span many different physical networks around the world with various protocols including the Internet Protocol, as the same may evolve in the future.

            "Joint Enhancements" shall mean any enhancements, added functionalities, additions, extensions or improvements to Lycos Japan that are created or developed jointly by Lycos, its Affiliates or their agents, on the one hand, and Licensee, on the other hand, including any jointly created or developed Components.

            "Licensed Database" shall mean, collectively, the Lycos Catalog and the Local Catalog.

            "Licensed Marks" shall mean the trademarks and service marks of Lycos, Point Communications Corporation and CMU as described in Attachment A.

            "Licensed Properties" shall mean, collectively, the Licensed Software, Licensed Database, Lycos Japan and Licensed Marks.

            "Licensed Software" shall mean all Object Code necessary to implement, operate, and maintain, the Lycos Searchservice, including the relevant Application Programming Interfaces and as enabled to handle double-byte characters, but shall not include any web-crawler or spider technology used to search the Internet or any Excluded Products or Excluded Service Content. Licensed Software shall include, without limitation, the Object Code set forth in Attachment A.

            "Local Catalog" shall mean the database consisting of the version of the Lycos Catalog which is localized and customized for the Territory in the language specifically relevant to the Territory, which indexes URLs with domain names designated by ".jp".

            "Local Content" shall mean content added to Lycos Japan by Licensee and that is: (i) specific to the market of the Territory; and (ii) originates in or arises from development activities by Licensee.

            "Localized Site" shall mean Licensee's Internet site through which Lycos Japan is made available to users.

            "Lycos Japan" shall mean the version of the Lycos Searchservice which is localized and customized specifically for the Territory in the language specifically relevant to the Territory, which offers access to the Local Catalog.

            "Lycos Catalog" shall mean the version of the database which is developed by Lycos as the Lycos Catalog as offered by Lycos through its World Wide Web Site located at www.lycos.com.

            "Lycos Derivative Works" shall mean Derivative Works, including any translations and customizations as necessary for the market in the Territory, created by Lycos or Licensee for use in Lycos Japan.

            "Lycos Enhancements" shall mean any enhancements, added functionalities, additions, extensions of or improvements to the Licensed Properties that are created or developed by Lycos, its Affiliates or their agents, including any Components licensed hereunder to Lycos Japan by such Persons.

            "Lycos Searchservice" shall mean the Searchservice provided by Lycos in the United States comprised of the Lycos Catalog and Licensed Software as listed on Attachment A hereto, as the same may evolve in the future, provided, however, that the Lycos Searchservice shall not include (i) any technology, product, service or content which is not an enhancement of or derivative to the Licensed Software or Licensed Database unless the Licensee has specifically agreed to license such technology, products, service or content on terms and conditions acceptable to Lycos and Licensee, as provided in Section 4.2 hereof, or (ii) any Excluded Product or Excluded Service Content.

            "Object Code" shall mean (i) machine executable programming instructions, substantially in binary form, which are intended to be directly executable by an operating system after suitable processing and linking but without the intervening steps of compilation or assembly, or (ii) other executable code (e.g., programming instructions written in procedural or interpretive languages).

            "Patents" shall mean the patent rights owned by Lycos or CMU relating to the Licensed Properties.

            "Permitted Sublicensees" shall mean any entity whose principal place of business is located in the Territory which offers access to Lycos Japan as part of its Internet online service or other Web-based sites to procure sales primarily within the Territory pursuant to a license agreement with Licensee containing terms and conditions as are reasonably acceptable to Lycos.

            "Person" shall mean an individual, sole proprietorship, corporation, partnership, limited partnership, limited liability company, joint venture, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee corporation, bank, trust company, land trust, business trust or other organization, or a Governmental Body, or their equivalent under the applicable legal system.

            "Prime Rate" shall mean the rate of interest announced from time to time by Chase Manhattan Bank at its principal commercial lending office as its "prime rate."

            "Searehservice" shall mean the provision via a managed public network of an advertiser supported search engine and navigational tools that takes information input by a user and searches, filters and indexes information on the Internet based on title, headings, a fixed amount of text and significant words to provide World Wide Web addresses to the user that relate to the input information.

            "Source Code" shall mean the human readable form of Object Code and related system documentation, including comments, procedural language and material useful for understanding, implementing and maintaining such instructions (for example, logic manuals, flow charts and principles of operation).

            "Territory" shall mean Japan.

      2. License Grant

            2.1 Subject to the terms and conditions of this Agreement, Lycos hereby grants to Licensee, during the Term of this Agreement:

                  (a) subject to Section 2.9, the exclusive right and license to use, reproduce, display, perform, transmit, distribute, market and promote, via the Internet within the Territory and utilizing the Licensed Properties, Lycos Japan;

                  (b) the exclusive right and license to use, reproduce, display, perform, transmit, distribute, market and promote, via the Internet within the Territory and utilizing the Licensed Properties, the Lycos Searchservice solely for the purpose of marketing, promoting, distributing and otherwise exploiting Lycos Japan within the Territory; and

                  (c) subject to Section 2.9, the right and license to sublicense the Licensed Properties to Permitted Sublicenses.

            Without limitation of the foregoing, the rights granted to Licensee include: (i) the right to enter the Licensed Properties into Licencee's computer databases; (ii) the right to store, process, retrieve and transmit the Licensed Properties on or in connection with the Licensee's services; (iii) the right to reformat the Licensed Database; (iv) the right to juxtapose and combine the Licensed Database with materials owned and/or controlled by Licensee and/or by third parties, provided that Lycos shall be appropriately identified as the source of the Licensed Database by the use of its trademark and appropriate Copyright notices; and (v) the right to offer to subscribers the option of printing and downloading the Licensed Database and the Licensed Marks to the subscriber's computer hard drive or onto a separate disk.

            The parties intend that the Licensee will offer Lycos Japan through the Localized Site under the Lycos brand name using the Lycos logo which will have optical appearance and interface similar as to the Lycos Searchservice, except that Lycos Japan will be localized and customized for the Territory. Licensee agrees that any Permitted Sublicensee will be required to include a "Lycos Powered" logo on all Web pages which relate to Lycos Japan licensed to such Permitted Sublicensee.

            2.2 Except as provided in paragraph 2.1 above or in Section 18, Licensee shall have no right to assign, sublicense or otherwise transfer any of the Licensed Properties.

            2.3 Notwithstanding anything to the contrary contained in paragraph
2.1 above, Licensee may not sell, license, sublicense or otherwise transfer any of the Licensed Properties to any Competitor.

            2.4 Lycos Japan and the Localized Site shall be operated, produced, marketed, licensed, sold and performed by Licensee in compliance with all applicable governmental laws, rules and regulations. Licensee shall keep Lycos fully informed of, and shall move expeditiously to resolve, any complaint by a commercial and/or Governmental Body relevant to the Licensed Properties.

            2.5 Lycos shall provide by FTP or Federal Express updates of the Lycos Catalog as soon as practicable after such updates are made available on the Lycos Searchservice in the United States but in no event later than one week after such updates are made available on the Lycos Searchservice, unless specific alternative arrangements are agreed to in advance. Lycos shall provide by FTP or Federal Express updates of the Local Catalog at the same intervals as updates of the Lycos Catalog are provided.

            2.6 Licensee agrees not to alter or modify the Licensed Database in any respect; and agrees not to alter or modify the form, fit or function of the Licensed Software in any respect; and agrees not to use the Licensed Marks in any manner except as specifically set forth herein. Notwithstanding anything herein to the contrary, upon written notice to Lycos, Licensee shall have the right, at its expense, to edit the Local Catalog to the extent that any part of the Local Catalog violates third party rights or community standards which may be applicable to the sale of advertisements by Licensee or, with the prior written approval of Lycos in each instance, such approval not to be unreasonably withheld, to the extent determined necessary by Licensee to successfully promote Lycos Japan.

            2.7 Except as provided in this Section 2 or in Section 8.4, nothing in this Agreement shall be deemed to grant any license or rights in any other technology, products or services to Licensee except for rights specifically granted herein with respect to the Licensed Properties. Subject to Section 8.4, Licensee has no right to utilize or dispose of any Licensed Property beyond the scope of this Section 2 or following the termination of this Agreement for any reason. Subject to Section 8.4, Licensee agrees, upon termination of this Agreement for any reason, immediately to cease the use and copying of Licensed Software, and to cease the use, marketing and distribution of the Licensed Properties, and to cease the use of Licensed Marks, and to cease the sublicensing of the Licensed Properties to Permitted Sublicensees, and further agrees to take reasonable steps to destroy all copies of the Licensed Software and all Licensed Properties and materials embodying or related to any of the foregoing as soon as reasonably possible.

            2.8 Licensee agrees to provide to Lycos, once monthly on the fifth of every month, beginning with the fifth of the month which occurs thirty (30) days or mare after the Effective Date of this Agreement, a file in the standard Common Log File Format, which contains a complete and detailed record of the user accesses (click stream data) to the Licensed Software. The common log file will include total number of Ad Impressions possible and percent (%) Ad Impressions filled for the system as well as number of specific advertisements placed by each Advertiser and whether the ads are rotational, static or keyword based. On the second business day of each week, Licensee shall provide to Lycos via electronic mail a report summarizing the previous week's daily traffic to the Localized Site, which will include, without limitation, the number of page impressions for each product and service offered through the Localized Site, provided that the failure to provide such report on a timely basis shall not constitute a material breach of this Agreement unless Licensee fails to provide such report to Lycos promptly upon written request by Lycos.

            2.9 Licensee may sublicense the Licensed Properties solely to allow Permitted Sublicensees to offer access to Lycos Japan in the Territory as part of their Internet online services or other Web-based sites within the Territory, provided, however, that Licensee: (a) must provide, as a condition of sublicense, that said sublicensee enters into a license agreement on the terms and conditions as are reasonably acceptable to Lycos and agrees not to: (i) sell, license or otherwise transfer the Licensed Properties, except as is necessary to provide access to Lycos Japan as part of its Internet online service or other Web-based site; (ii) copy, reverse compile, dissemble, or reverse engineer any portion of the Licensed Properties; (iii) use the Licensed Properties to provide products or services competitive with Licensed Properties; or (iv) assist or allow others to do any such things as set forth herein; and
(b) Licensee shall be responsible for providing all maintenance and technical support and updates to such sublicensees for the Licensed Properties. Licensee agrees that any services required by sublicensees, including, but not limited to, training, technical support, installation and maintenance, are the sole responsibility of Licensee. Licensee further acknowledges that it is not entitled to make any representations and warranties on behalf of Lycos to any sublicensee regarding the Licensed Properties, and shall indemnify and hold Lycos harmless from and against any claims, costs and damages arising from and in connection with such unauthorized representations. Lycos shall be a third party beneficiary of the license agreements with sublicensees.

            2.10 The term "Territory" as used with respect to the Licensed Properties and the rights conveyed hereunder to technology and trademarks shall refer to and shall only constitute a limitation on the geographical area where the Business is physically situated or the geographical area where the services of the Licensee conducting the Business are intended to be offered as determined on the basis of solicitation, advertising and the location of operations, but shall not constitute a limitation in terms of the access which is allowed or granted to users of such services, it being understood that no access limitation is intended by the use of such term.

      3. Fees. The rights and licenses granted hereunder with respect to the Licensed Properties shall be free of any license fees or royalties.

      4. Delivery, Installation and Testing of the Licensed Software and the Licensed Database.

            4.1 Lycos shall deliver the Licensed Software and the Licensed Database on agreed media no later than ten (10) days after the Effective Date.

            4.2 After delivery of the Licensed Software and Licensed Database, the Licensee shall carry out functional tests of the Licensed Software and the Licensed Database during thirty (30) days ("Test Period") in order to verify that the Licensed Software complies with the online documentation furnished to and accepted by the Licensee and that the Licensed Software and Licensed Database have the same features and functions (and in the case of the Local Catalog substantially the same features and functions) as the Licensed Software and Licensed Database being offered by Lycos through the Lycos Searchservice. During the tests, the Licensee will notify Lycos without delay in writing of any inconsistency found by it and Lycos will immediately commence to correct such inconsistency at the cost of Lycos and delivery to the Licensee the resulting corrections and a new Test Period shall begin for verification according to the seine procedure. Lycos' obligation to correct any inconsistency in the Licensed Software and Licensed Database shall be limited to correcting the Licensed Software and the Licensed Database so that the Licensed Software and the Licensed Database have the same features and functions (and in the case of the Local Catalog substantially the same features and functions) as the Licensed Software and Licensed Database being offered by Lycos through the Lycos Searchservice. The Licensee shall accept the Licensed Software immediately after it has been verified that it complies with the online documentation furnished to and accepted by the Licensee and the Licensee shall accept the Licensed Database immediately after it has been verified that it has the same features and functions (and in the case of the Local Catalog substantially the same features and functions) as the Licensed Database being offered by Lycos through the Lycos Searchservice. If the Licensee does not notify Lycos of its non-acceptance during the Test Period, the Licensed Software and the Licensed Database will be deemed accepted. The Licensee shall begin its tests no later than ten (10) days after delivery pursuant to paragraph 4.1.

            4.3 Licensee shall launch Lycos Japan through the Localized Site within sixty (60) days after Licensee's acceptance of the Licensed Software and the Licensed Database pursuant to the applicable provisions of Section 4.2, and as promptly as possible within such sixty (60) day period as circumstances permit making due allowance for the development of a well-considered plan for launch and initial marketing of Lycos Japan.

      5. Initial Operations, Site Relocation and Technical Assistance and
Support.

            5.1 Initially, Lycos shall operate and maintain Lycos Japan for Licensee using equipment installed especially for such purpose at Lycos' data center in Pittsburgh, Pennsylvania, U.S.A. Licensee shall reimburse Lycos for all costs incurred by Lycos with the approval of Sumitomo Corp., such approval not to be unreasonably withheld, in preparing to conduct and in conducting such operation and maintenance, including without limitation the cost of all hardware acquired by Lycos and installed at Lycos' data center in Pittsburgh, Pennsylvania, U.S.A. specifically for the purpose of initially operating and maintaining Lycos Japan for Licensee. Upon reimbursement by Licensee to Lycos for the cost of any such hardware or other items of tangible personal property, title to such hardware or other tangible property shall pass from Lycos to Licensee.

            5.2 When and as feasible, as determined by Lycos and Licensee, the operation and maintenance of Lycos Japan shall be transferred from Lycos' data center in Pittsburgh, Pennsylvania, U.S.A. to a site in Japan. At such time, all equipment or other tangible property for which Lycos has been reimbursed by Licensee as required under Section 5.1, and to which title has passed from Lycos to Licensee as provided in Section 5.1, shall be shipped by Lycos to Licensee at Licensee's expense.

            5.3 For a period of three (3) months after Licensee commences commercial operations, Lycos shall, without charge to Licensee, (a) provide reasonable technical assistance to Licensee in the form of (i) telephone consultation in English between Lycos technicians and Licensee's personnel, and
(ii) preparation of explanatory materials requested by Licensee, and (b) accept at Lycos' principal place of business in the United States for up to three (3) man-months up to two (2) technical trainees who are employees of Licensee, provided that the cost of travel, food and lodging for such technical trainees shall be borne by Licensee.

            5.4 After the expiration of the three (3) month period referred to in Section 5.3, Lycos shall (a) provide reasonable technical assistance to Licensee in the form of (i) telephone consultation in English between Lycos technicians and Licensee's personnel, and (ii) preparation of explanatory materials requested by Licensee, and (b) from time to time as reasonably requested by Licensee make technical representatives available in Japan, at times convenient to Lycos, to consult with and provide technical assistance to Licensee. Licensee shall bear all costs relating to such consultation and technical assistance, including without limitation the costs of travel, food and lodging and per diem charges (including coverage of overhead and indirect costs) on a per person basis at the most favorable rates offered by Lycos for providing such services.

            5.5 Lycos agrees to provide Licensee, without charge, with software upgrades to Licensed Software including new versions of Licensed Software running under new operating systems and running under data base management software upgrades, as they may become available. Lycos shall provide to the Licensee such updates, developments, enhancements and improvements to the Licensed Software as may be available to Lycos from time to time and any replacements to the Licensed Software, without cost, to assure that the Licensed Software provided by the Licensee through Lycos Japan is the same system (or as functionally equivalent as is feasible given differences in multinational operating systems which cannot be controlled by the parties) as that which is offered by the Lycos Searchservice in the United States, provided that the Licensee shall pay Lycos for all updates, developments, enhancements and improvements which it specifically requests to be made on a custom basis based on the most favorable rates (including coverage for overhead and indirect costs) offered by Lycos for performing such custom work, and provided further that Lycos shall not be obligated to accede to such requests where it would not be commercially reasonable for Lycos to develop particular enhancements and improvements which Licensee requests. Licensee shall be responsible for providing any software upgrades to the Licensed Software to Permitted Sublicensees. At the time Lycos makes available to Licensee any upgrades to the Licensed Software, Lycos shall advise License of the changes to the Licensed Software from the previous version of the Licensed Software provided to Licensee.

            5.6 In the event that Lycos makes available through its Internet site located at www.lycos.com any product or service which is either owned exclusively by Lycos or which is licensed by Lycos and which Lycos has the right to sublicense to a third party without the payment of any fees or expense, then, if requested by Licensee, Lycos shall make such product or service available to Licensee for inclusion in Lycos Japan, on such terms and conditions as are mutually acceptable to Lycos and Licensee. The parties agree that the Licensee shall pay to Lycos all costs and expenses relating to the localization and customization of the products and services for the Territory based on the most favorable rates (including charges for overhead and indirect costs) offered by Lycos for providing such services.

            5.8 Lycos shall, without charge to Licensee, use its best efforts to fix bugs in the Licensed Software and the Licensed Database as soon as reasonably possible. Such efforts will be conducted by telephone or electronic means.

            5.9 All proposed changes and improvements by Lycos shall constitute confidential information of Lycos. Licensee acknowledges that Lycos shall have the right to make public announcements relating to all current and future products and services and all development plans.

      6. Patents and Other Intellectual Property.

            6.1 All patents, copyrights, and all other intellectual property rights in the Licensed Software and Licensed Database which may be obtainable will remain the property of Lycos or CMU.

            6.2 Lycos shall retain all ownership rights in and to the Licensed Properties, Lycos Enhancements and Lycos Derivative Works. Licensee assigns any interest (other than the licenses granted to Licensee under this Agreement) it may be deemed to possess in any Licensed Properties, Lycos Enhancements and Lycos Derivative Works to Lycos and will assist Lycos in every reasonable way, at Lycos' expense, to obtain, secure, perfect, maintain, defend and enforce for Lycos' benefit all intellectual property rights with respect to such properties.

            6.3 The respective ownership interests of Lycos and Licensee in any Joint Enhancements shall be as agreed upon by the parties at the time such Joint Enhancements are created; provided, however, that, if the parties cannot reach agreement as to the ownership of any Joint Enhancement, then such Joint Enhancement shall be deemed to be jointly owned by Lycos and Licensee and any subsequent use of such Joint Enhancement by either party shall require the prior approval of the other party, which approval shall not be unreasonably withheld or delayed.

            6.4 Title to all developments, enhancements and improvements which are not Lycos Derivative Works or Lycos Enhancements, which either originate with or are paid for by Licensee (other than payments to Lycos, its Affiliates or their agents), shall be the property of Licensee. Subject to mutual agreement on royalties and other relevant terms and conditions, Licensee hereby grants to Lycos a non-exclusive, worldwide (except for the Territory) license, with the right to sublicense, to use all such developments, enhancements and improvements in the Lycos Searchservice and related Lycos Properties.

      7. Marketing, Trademarks and Trade names.

            7.1 Licensee shall have included in all sales, marketing literature and invoices relating to Licensed Properties a statement to the effect that "this product or portions thereof is produced under license from Lycos, Inc.", and either "Patent Pending" or, if applicable, "U.S. Patent Number X,XXX,XXX."

            7.2 Licensee shall have marked the appropriate portions of all Licensed Properties with the applicable United States of America and foreign Patent numbers in accordance with the applicable laws of the countries in which the materials are intended to be used and offered.

            7.3 Licensee shall neither register nor use any CMU, Lycos or Point Communications trademarks, trade names, service marks, patents, copyrights and similar rights of any type under the law of any Governmental Body, including all applications and registrations relating to any of the foregoing (collectively, "Intellectual Property Rights"), except as specifically provided herein. Any use of CMU's, Lycos' or Point Communications' Intellectual Property Rights will inure to the benefit of CMU, Lycos or Point Communications as the case may be. Licensee acknowledges that it does not have any rights or any title whatsoever in or to CMU's, Lycos', or Point Communications' Intellectual Property Rights, except as specifically provided herein.

            7.4 Subject to all the terms and conditions of the Agreement, during the term of this Agreement, Licensee shall have the non-exclusive, non-transferable right to use the Licensed Marks to market Lycos Japan in the Territory. To the extent reasonably feasible and subject to translation, Licensee shall always use the Licensed Marks in all instances exactly as set forth herein when referring to or identifying with Licensed Properties. Licensee agrees that all Permitted Licensees will be required to include a "Lycos Powered" logo on a Web page which related to Lycos Japan licensed to Permitted Sublicensees. Licensee shall affix a copyright notice to all copies, or portions thereof of the Licensed Properties.

            7.5 The following notice (text) shall appear on the entry screen of the Licensed Properties and at the bottom of each respective query result in a manner specified by Lycos:

                  "(C)1998 Lycos, Inc. Lycos(R) is a registered
                   trademark of Carnegie Mellon University. All
                   Rights Reserved."

            7.6 The font of the text is to be no smaller than the main text font size used in the Lycos Searchservice.

            7.7 Whenever the trademark "Lycos(R)" or "The Lycos(R) Catalog of the Internet", appears in any printed material of Licensee or within the Licensed Properties, there shall be a footnote or other appropriate statement located in such materials or properties which reads: "(C)1998 Lycos, Inc. Lycos(R) is a registered trademark of Carnegie Mellon University. All Rights Reserved."

            7.8 Licensee shall at all times hereafter take such steps in the marketing and sale of the Licensed Properties to protect the Copyrights and all Code, databases, Intellectual Property Rights, data and materials supplied by Lycos, using measures at least as secure as those used by Licensee in protecting its own proprietary software.

      8. Termination.

            8.1 This Agreement shall be effective during the period (the "Term") from the date of this Agreement until the sooner of: (i) the date on which the parties hereto mutually agree to terminate this Agreement; (ii) the date on which this Agreement is terminated under paragraph 8.2 below, or (iii) the date on which Licensee permanently ceases to transact business or ceases its corporate existence (by dissolution or otherwise).

            8.2 A party may terminate this Agreement upon written notice in the event of (i) any material breach of any warranty, representation or covenant of this Agreement by the other party which remains uncured thirty (30) days after written notice of such breach, or (ii) in the event of any bankruptcy, insolvency, receivership, dissolution, liquidation, or similar proceeding of the other party which continues for thirty (30) days from filing. In addition, if Licensee shall cease to carry on its business with respect to the operation of Lycos Japan for any reason, this Agreement shall immediately terminate and shall be of no further force or effect, except as provided in paragraph 8.3 below.

            8.3 The termination of this Agreement pursuant to this Section 8, shall not terminate (i) the obligation of Licensee to pay Lycos any amounts required to be paid hereunder, prior to the effective date of the termination, and other amounts, which are accrued or which are otherwise to be paid by Licensee under the terms of this Agreement or (ii) the obligations of Licensee under Sections 6, 10, 12, 13 and 14 hereunder. If Lycos terminates this Agreement pursuant to this Section 8, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. In the event of the termination of this Agreement, all sublicenses granted hereunder shall terminate, and Lycos may, in its discretion, offer licenses to any sublicensee whose sublicense is terminated upon termination of this Agreement.

            8.4 Upon the termination of this Agreement, Lycos will grant to Licensee a reasonable grace period (not to exceed ninety (90) days) for winding up activities in which Licensee and Permitted Sublicensees are engaged pursuant to the rights and licenses granted by Lycos under this Agreement.

      9. Warranties; Disclaimer; Exclusive Remedy.

            9.1 LYCOS WARRANTS THAT THE LICENSED SOFTWARE FURNISHED HEREUNDER WILL FUNCTION SUBSTANTIALLY AS SET FORTH IN THE ON-LINE DOCUMENTATION FURNISHED TO THE LICENSEE IN CONNECTION WITH THIS AGREEMENT, AND THAT THE LICENSED SOFTWARE AND THE LICENSED DATABASE HAVE THE SAME FEATURES AND FUNCTIONS (AND IN THE CASE OF THE LOCAL CATALOG SUBSTANTIALLY THE SAME FEATURES AND FUNCTIONS) AS THE LICENSED SOFTWARE AND LICENSED DATABASE BEING OFFERED BY LYCOS THROUGH THE LYCOS SEARCHSERVICE. THIS IS A LIMITED WARRANTY AND, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, IT IS THE ONLY WARRANTY MADE BY LYCOS HEREUNDER. SUBJECT TO AND EXCEPT FOR THE FOREGOING, LYCOS MAKES NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED AS TO ANY MATTER INCLUDING, BUT NOT LIMITED TO, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, OR MERCHANTABILITY, OR EXCLUSIVITY, OR RESULTS OBTAINED FROM USE OF ANY INTELLECTUAL PROPERTY DEVELOPED UNDER THIS AGREEMENT. IF ANY MODIFICATIONS ARE MADE TO THE LICENSED SOFTWARE BY LICENSEE WITHOUT THE EXPRESS WRITTEN CONSENT OF LYCOS THIS WARRANTY

SHALL IMMEDIATELY TERMINATE. LICENSEE MUST NOTIFY LYCOS IN WRITING WITHIN NINETY
(90) DAYS OF DELIVERY OF THE LICENSED SOFTWARE OF ANY DEFECT IN SUCH SOFTWARE.

            9.2 NEITHER PARTY HERETO SHALL BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES SUCH AS LOSS OF PROFITS OR INABILITY TO USE SAID LICENSED SOFTWARE OR ANY APPLICATIONS THEREOF.

            9.3 LICENSEE AGREES THAT IT WILL NOT MAKE ANY WARRANTY ON BEHALF OF LYCOS, EXPRESSED OR IMPLIED TO ANY PERSON CONCERNING THE APPLICATION OF OR THE RESULTS TO BE OBTAINED WITH THE TECHNOLOGY UNDER THIS AGREEMENT.

            9.4 LYCOS' SOLE OBLIGATION AND LICENSEE'S SOLE REMEDY UNDER THE LIMITED WARRANTY CONTAINED IN SECTION 9 IS THAT LYCOS WILL USE COMMERCIALLY REASONABLE EFFORTS TO REPAIR OR REPLACE THE LICENSED SOFTWARE AND THE LICENSED DATABASE IF THEY DO NOT CONFORM TO THIS WARRANTY. LICENSEE AGREES THAT LYCOS' SOLE LIABILITY HEREUNDER ARISING OUT OF ANY THEORY OF CONTRACT, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ANY BREACH OF LYCOS' REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, SHALL NOT EXCEED THE SUM OF FIVE HUNDRED THOUSAND U.S. DOLLARS (U.S.$ 500,000).

      10. Infringement.

            10.1 If any unmodified Licensed Software provided to Licensee by Lycos is alleged or held to infringe a proprietary right of a third party, Lycos shall, at its own expense, and in its sole discretion, (1) procure for Licensee and the end-users or customers of Licensee the right to continue to use the allegedly infringing Licensed Software; (2) replace or modify the Licensed Software to make it non-infringing; or (3) if neither of the remedies described in (1) and (2) are commercially reasonable, (3) terminate this Agreement and accept the return of the Licensed Software and related documentation.

            10.2 Lycos shall defend, at its own expense (or in Lycos' discretion, settle), indemnify and hold the Licensee harmless from and against any loss, injury, demand, cost, expense or claim (including reasonable attorneys' fees) arising out of any allegation that the Licensed Software infringes any patents, copyrights, trade secrets or other proprietary rights of any third party ("Claim of Infringement"), provided that the Licensee timely notifies Lycos in writing of any such claim, provided that failure to timely notify Lycos shall not constitute a defense unless Lycos is harmed as a result.

            10.3 Licensee acknowledges and agrees that Lycos makes no representation or warranty with respect to the Licensed Marks, and Lycos shall have no obligations hereunder for indemnification or otherwise arising out of or based upon Licensee's use of the Licensed Marks.

      11. Marketing Efforts of Licensee. As a material condition to this Agreement, Licensee shall use its best efforts to market and promote the commercial exploitation of Lycos Japan in the Territory, and to sell advertising and promotional services in Lycos Japan.

      12. Costs.

            12.1 Except as may be otherwise expressly provided in this Agreement, each party shall bear its own costs and expenses in carrying out its obligations under this Agreement.

            12.2 All amounts payable by either party to the other party under this Agreement shall be due and payable within thirty (30) days of the date of invoice. If any payment is not received within thirty (30) days of the date of invoice, interest will be imposed on such amount at a rate of interest per annum equal to five percent (5%) above the Prime Rate from the day such amount was due.

      13. Confidentiality. For so long as this Agreement remains in effect and for a period of three (3) years after any termination of this Agreement, each party shall keep strictly confidential and not disclose, use, divulge, publish or otherwise reveal, directly or through another Person, (A) any confidential, non-public information of a subsidiary of the other party which was disclosed pursuant to this Agreement, or (B) any confidential, non-public information relating to the business of the other party and obtained as a result of the preparation and negotiation of this Agreement, the performance by the parties of their obligations hereunder, or the joint conduct by the parties of activities pursuant to this Agreement including, but not limited to, documents and/or information regarding customers, costs, profits, markets, sales, products, product development key personnel, pricing policies, operational methods, technology, know-how, technical processes, formulae, or plans for future development of or concerning the other party (collectively, "Confidential Information"), except as may be necessary for the directors, employees or agents of its and its Affiliates to perform their respective obligations under this Agreement or in connection with filings with Governmental Bodies as required under applicable law, including, in the case of Lycos, the rules and regulations promulgated under the Securities Exchange Act of 1934; provided that neither party shall make any disclosure required under applicable law before providing the other party with a reasonable opportunity to seek a protective order. Each party shall cause any Persons receiving information in accordance with the terms hereof to retain it in confidence. Upon termination of this Agreement, each party shall either destroy or return to the other all memoranda, notes, records, reports and other documents (including all copies thereof) relating to the Confidential Information of the other party and the Joint

Entities which such Information of the other party and the Joint Entities which such party may then possess or have under its control (except information owned by a Joint Entity which such party continues to own after such termination). Notwithstanding the foregoing, the following shall not constitute Confidential
Information: (w) information which was already otherwise known to the recipient at the time of its receipt in connection with this Agreement, (x) information which is or becomes freely and generally available to the public through no wrongful act of the recipient, (y) information which is rightfully received by the recipient from a third party legally entitled to disclose such information without breach by the recipient of this Agreement or (z) in connection with legal action initiated by a party to enforce rights under this Agreement, provided that adequate safeguards (such as protective orders) are maintained.

      14. Breach. No acquiescence in any breach of this Agreement by either party shall operate to excuse any subsequent or prior breach.

      15. Prior Agreement. This Agreement supersedes all previous agreements relating to the subject matter hereof, whether oral or in a writing, and constitutes the entire agreement of the parties hereto and shall not be amended or altered in any respect except in a writing executed by the parties.

      16. Governing Law

            16.1 This Agreement, and the rights and liabilities of the parties hereunder, shall be governed by the substantive laws of the State of New York, United States of America, to the exclusion of its rules of conflict of laws.

            16.2 In the event any dispute arises among the parties, or any of them, which cannot be amicably resolved, such dispute shall be submitted to the International Chamber of Commerce for binding arbitration in accordance with the commercial arbitration rules of the International Chamber of Commerce as then in effect. The arbitration shall be conducted in the English language, and, unless otherwise agreed by the parties to the dispute, shall be held in New York, New York. Any arbitration award rendered in any such arbitration proceeding may be entered in and enforced by any court of competent jurisdiction.

            16.3 Any arbitration proceedings hereunder shall be held in Boston, Massachusetts, U.S.A. All such proceedings and all communications (written or oral) including, without limitation, any evidence submitted to the arbitral tribunal, shall be in the English language or shall be accompanied by a certified English translation.

            16.4 At the request of a party, the tribunal may issue any provisional orders or take all the interim measures it deems necessary. The tribunal shall have the power to order that neither party shall take any action inconsistent with the Agreement and shall continue to perform under the Agreement for the time the arbitration procedure is pending.

            16.5 The parties further agree that the ruling and award of the arbitral tribunal will be final and binding to the maximum extent allowed by the laws applied to this Agreement.

            16.6 This agreement to arbitrate shall be without prejudice to the right of the parties to seek preliminary injunctive, interim, provisional or any form of provisional equitable relief in any court or any judicial authority which has jurisdiction over the parties and/or the subject matter of the controversy.

      17. Notices. All notices, requests, demands and other communications hereunder shall be in writing in English and shall be deemed to have been duly given (except as may otherwise be specifically provided herein to the contrary):
(i) if delivered by hand to the party to whom said notice or other communication shall have been directed, upon such receipt; (ii) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the third business day after mailing; or (iii) if transmitted by telefax, on the date of the transmission, with such transmittal followed by delivery of a confirmation copy via one of the other methods set out herein. All notices shall be addressed as set forth below or to any other address such party shall notify to the other party in accordance with this Section:

           If to Lycos:     Lycos, Inc.
                            500 Old Connecticut Path
                            Framingham,MA 01701-4570
                            Attention: Chief Financial Officer
                            Telephone: (508) 424-0400
                            Facsimile: (508) 820-4499

           With a copy to:  Coudert Brothers
                            1055 West 7th Street, 20th Floor
                            Los Angeles, CA 90017
                            Attention: Richard G. Wallace
                            Telephone: (213) 688-9088
                            Facsimile: (213) 689-4467

           If to Licensee:  Lycos Japan K.K.
                            ________________________________
                            ________________________________
                            Attention: _____________________
                            Telephone: _____________________
                            Facsimile: _____________________

      18. Assignment. Licensee shall neither assign nor transfer this Agreement or any interest herein, or enter into any merger agreement effectively transferring this Agreement to another party, without the prior written consent of Lycos, except that Licensee may sublicense the Licensed Properties to Permitted Sublicensees as provided herein. Lycos may not assign this Agreement and/or subcontract its performance hereunder to any third party, except that this restriction shall not apply with respect to any assignment or subcontract between Lycos and any Affiliate of Lycos, provided that Lycos unconditionally guaranties to Licensee the due and punctual performance by such Affiliate of Lycos' obligations under this Agreement, or in connection with any sale of all or a substantial portion of the business or assets of Lycos, whether by a sale of assets, a merger or otherwise.

      19. Non-Competitive Use; Dealing With Competitors. Licensee shall not use, sell, license, sublicense or otherwise transfer any of the Licensed Properties except as authorized under this Agreement. Licensee shall not copy, reverse compile, disassemble, or reverse engineer any portion of Licensed Software or Licensed Database or use them to provide products or services competitive to Licensed Software or Licensed Database or to assist or allow others to do any such act as set forth in this Section 19. During the Term and for a period of three (3) years thereafter, Licensee shall not establish or operate, or assist any other person to establish or operate, in or for the Territory a World Wide Web search or directory service using web-crawler and spidering technology, which service is substantially similar to Lycos Japan.

      20. Representations. Lycos and Licensee represent and warrant the following to each other:

            (a) Neither the execution and delivery by it of this Agreement nor the consummation of the transactions contemplated hereby, violates any law or regulation or conflict with, or results in a breach of or default under any agreement, license, instrument, judgment, decree or order to which it is a party or by which it is bound, where such violation, conflict, or breach would have a material adverse effect on such party's financial condition or operations or ability to fulfill its obligations under this Agreement.

            (b) No approval or consent of any governmental agency or instrumentality is required for the authorization, execution, or delivery by it of this Agreement.

            (c) Neither this Agreement nor any document or certificate furnished by such party pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein no misleading.

            (d) The execution and delivery of this Agreement and the performance by such party of its obligations hereunder are within such party's corporate power have been duly authorized by proper corporate action on the part of such party and are not in violation of the organizational documents of such party.

      21. Construction; Captions; Exhibits.

            21.1 The terms and provisions of this Agreement and the wording used herein shall in all cases be interpreted and construed simply in accordance with their fair meanings and not strictly for or against any party hereto.

            21.2 The captions at the headings of each Section of this Agreement are for convenience of reference only, and are not intended to be used or applied to describe, interpret, construe, define or limit the scope, extent, intent or operation of this Agreement or of any term or provision hereof.

            21.3 All appendixes, exhibits and schedules are hereby incorporated by reference and are part of this Agreement as if expressly set forth at length herein.

      22. Severability. If any provision of this Agreement shall be held to be incomplete, illegal, invalid or unenforceable, or if it becomes necessary to amend the Agreement in order to comply with an administrative or governmental order, the remaining provisions of the Agreement shall stay in force and the unenforceable, void or incomplete provision shall be replaced by a valid provision or amendment reflecting the economic and business objectives of the original Agreement as best as possible, provided however, that if any replacement provision or amendment would lead to a change in the fundamental economic and business terms of this Agreement, each party shall have the right to terminate this Agreement in accordance with Section 8 of this Agreement.

      23. Conformity With Local Law. The parties covenant and agree that this Agreement shall be amended to the extent necessary to provide each party with the full benefit of the confidentiality provisions and the remedies provided under this Agreement. The parties agree to amend this Agreement and to negotiate in good faith supplemental agreements with each other or with governmental authorities as may be required to cause this Agreement to comply with applicable laws of Japan, including, without limitation, data protection laws, and as may be necessary to give full effect to the intent of the parties as stated herein. Notwithstanding anything to the contrary contained in this Section 23, this

Agreement shall be modified to the extent necessary to protect the rights of Lycos and Licensee in their property under the laws of Japan as determined by the parties in their reasonable discretion.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in duplicate counterparts, each of which shall be deemed to constitute an original, effective as of the date first above written.


                         LYCOS, INC.,
                         a corporation organized under the laws of Delaware, USA

                         By:
                              -----------------------------------
                         Its:
                              -----------------------------------


                         LYCOS JAPAN K.K.,
                         a kabushiki kaisha organized under the laws of Japan

                         By:
                              -----------------------------------
                         Its:
                              -----------------------------------

                                  ATTACHMENT A

                                     [***]




*** A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT C

                              SHAREHOLDER AGREEMENT

      THIS SHAREHOLDER AGREEMENT is made and entered into as of _______, 1998 by and among LYCOS, INC. ("Lycos"), a corporation organized under the laws of the State of Delaware, United States of America, SUMITOMO CORP. ("Sumitomo"), a kabushiki kaisha organized under the laws of Japan, and INTERNET INITIATIVE JAPAN, INC. ("IIJ"), a kabushiki kaisha organized under the laws of Japan. Lycos, Sumitomo and IIJ are sometimes referred to individually herein as a "Shareholder" and collectively as the "Shareholders."

                                    RECITALS

      A. The Shareholders are parties to a Joint Venture Agreement dated as of March 5, 1998 (the "Joint Venture Agreement").

      B. Lycos and Lycos Japan K.K. (the "Company"), a kabushiki kaisha organized under the laws of Japan, have entered into a License Agreement dated as of _______, 1998 (the "License Agreement").

      C. As of the date hereof, Lycos is the sole shareholder of the Company. The Company is authorized to issue [***] shares of stock, all of which is of one class and has a par value of [***] per share (collectively, the "Stock"). Lycos is the owner of [***] shares of stock.

      D. Pursuant to and subject to the terms and conditions of the Joint Venture Agreement, additional shares of Stock (the "Additional Shares") are to be issued to Sumitomo and IIJ such that, after the issuance of the Additional Shares, the Shareholders will own the number of shares of Stock set forth below beside their respective names:

                      Shareholder         Number of Shares
                      -----------         ----------------

                      [***]                    [***]
                      [***]                    [***]
                      [***]                    [***]

      E. The execution of this Agreement is a condition precedent to the issuance of the Additional Shares pursuant to the Joint Venture Agreement.

      NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

*** A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

      1. Voting and Mangement.

            1.1 Election of Directors. Each Shareholder hereby agrees that, for so long as this Agreement is in effect, such Shareholder shall vote (or cause to be voted) the shares of Stock owned beneficially or of record by such Shareholder for the election of directors to the Board of Directors of the Company such that the Board of Directors shall consist of two directors designated by Lycos, two directors designated by Sumitomo, and one director designated by IIJ.

            1.2. Removal of Directors. Any director elected as a Lycos designee may only be removed with the consent of Lycos, any director elected as a Sumitomo designee may be only be removed with the consent of Sumitomo, and any director elected as an IIJ designee may only be removed with the consent of IIJ.

            1.3 Voting Requirements. Except as may be otherwise provided in the Articles of Incorporation of the Company or required by applicable law, and subject to Section 1.4, the required vote for any approval by the shareholders of the Company shall be a majority of the shares represented and entitled to vote at a duly constituted meeting of shareholders at which a quorum is present, and the required vote for any approval by the board of directors of the Company shall be a majority of the directors present at a duly constituted meeting of the board of directors at which a quorum is present.

            1.4 Major Matters. Notwithstanding Section 1.3, the following matters shall require the approval of the shareholders of the Company by an affirmative vote of not less than sixty six and two-thirds percent (66-2/3%) of the issued and outstanding stock of the Company:

                  (a) amendment or repeal of the Articles of Incorporation;

                  (b) liquidation, winding-up, dissolution or commencement of any bankruptcy or other similar proceeding;

                  (c) merger, consolidation, reorganization, recapitalization, and the like;

                  (d) sale of all or substantially all of the assets of the Company, or the sale of any assets individually or in the aggregate exceeding
(Yen)10,000,000 in amount;

                  (e) issuance, redemption, repurchase or retirement of any securities (including any option, warrant or right to acquire any securities or any instrument convertible into securities);

                  (f) increase or decrease of authorized capital;

                  (g) approval of annual financial statements;

            (h) approval of annual business plan (including annual budget and marketing plans, distribution plans and pricing policies), and any major modifications to or departures from the approved annual business plan;

            (i) declaration of dividends;

            (j) acquisition or disposition of an interest in any other corporation or entity, including the incorporation of any subsidiary;

            (k) guaranty of third party indebtedness;

            (l) the borrowing of any funds, except for any funds borrowed under the [***] revolving loan facility to be made available to the Company by Sumitomo or an affiliate of Sumitomo pursuant to Section 4 of the Joint Venture Agreement (the "Sumitomo Facility"), and except for any funds borrowed in the ordinary course of business and individually or in the aggregate not exceeding [***];

            (m) the sale, transfer (other than by sublicense as permitted under the License Agreement), or encumbrance of any interest in intellectual property rights, and the selection or designation of sublicensees to which sublicenses will be granted pursuant to the License Agreement;

            (n) any changes or modifications by the Company of or to any of the technology licensed to the Company by Lycos, except as expressly permitted by and made in accordance with the License Agreement;

            (o) any material transaction between the Company and any of its shareholders (other than pursuant to the License Agreement or the Sumitomo Facility);

            (p) any material transaction by which the Company incurs or undertakes any financial obligation in excess of (Yen)50,000,000; or

            (q) removal of officers or statutory auditors.

            1.5 Applicable Legal Requirements. Nothing contained in Section 1.4 relieves the Company or the Shareholders from compliance with applicable law as to requirements for shareholder or board approvals with respect to any of the matters set forth in Section 1.4.

            1.6 Voting. The Shareholders shall exercise their voting rights and powers as shareholders of the Company, and shall otherwise cooperate, to fully effect the purposes and implement the provisions of this Agreement.

            1.7 Transfer of Certain Shares of Sumitomo to NTT. For a period of one year from and after the date of this Agreement, Sumitomo shall have the right to transfer to Nippon Telegraph and Telephone Corp., a kabushiki kaisha organized under the laws of Japan ("NTT"), 625 shares of its shares of Stock free of any of the transfer restrictions set forth in this Agreement, provided that prior to or in connection with any such transfer NTT delivers to each of the parties to this Agreement its written undertaking, in form and substance satisfactory to all of such parties, to be bound by all of the terms and provisions of this Agreement as though NTT were originally party hereto. At the request of Sumitomo, the Shareholders shall cooperate as necessary to obtain the approval of the Board of Directors of the Company to the transfer permitted by this Section 1.7.

      2. Restrictions on Transfer. No Shareholder may voluntarily transfer, sell, assign, pledge, hypothecate, encumber or otherwise dispose of any or all of the Stock now owned or hereafter acquired by such Shareholder without the approval of the Board of Directors of the Company with respect to the identity of the transferee as required by the Articles of Incorporation of the Company. Any offer to transfer, or any attempted or purported transfer, of any Stock in violation of this Section 2 shall be null and void.

      3. Transfers Subject to Right of First Refusal.

            3.1 General. Except as otherwise provided in Section 3.8, any transfer, sale, assignment or other disposition (collectively, a "Transfer") of any Stock by a Shareholder shall be subject to the rights of first refusal set forth in this Section 3.

            3.2 Notice and Offer to Sell. In the event a Shareholder (the "Offering Shareholder") desires to make a Transfer of all or any portion of the Offering Shareholder's Stock, such Offering Shareholder shall give to each of the other Shareholders (each such other Shareholder, an "Offeree") a written notice ("Offeror Notice") of the Offering Shareholder's intention to make such Transfer, which Offeror Notice shall set forth all of the terms and conditions of the proposed Transfer, including without limitation (a) the name, identity and address of the proposed transferee (the "Proposed Transferee"), (b) the number of shares of Stock to be Transferred (the "Offered Shares") and (c) the consideration for the Transfer. The Offoror Notice shall contain an offer to make a Transfer of the Offered Shares to the Offerees on the terms and conditions of the proposed Transfer described in the Offeror Notice and in accordance with the terms and conditions of this Agreement.

            3.3. Offeree Notice. Within thirty (30) days after the Offeror Notice is duly given, each Offeree shall give written notice ("Offeree Notice") to the Company and the Offering Shareholder specifying the maximum number of shares of Stock that such Offeree wishes to acquire upon the terms and conditions of the proposed Transfer set forth in the Offeror Notice. For the purpose of this Section 3.3, an Offeree that does not deliver an Offeree Notice within the time required by this Section 3.3 shall be deemed to have provided an Offeree Notice on the last day on which an Offeree Notice may be provided specifying no interest in acquiring any of the Offered Shares.

            3.4 Allocation of Shares. The Offering Shareholder shall be bound to make a Transfer to each Offeree and each Offeree shall be bound to acquire from the Offering Shareholder that number of Offered Shares as is determined in accordance with the following:

                  (a) Each Offeree shall be entitled to purchase a number of Offered Shares equal to the lesser of (i) the number of shares of Stock specified in such Offeree's Offeree Notice or (ii) the total number of Offered Shares multiplied by a fraction, the numerator of which is the number of shares of Stock held by such Offeree and the denominator of which is the aggregate number of shares of Stock held by all of the Offerees to whom Stock is being allocated pursuant to this Section 3.4(a).

                  (b) If any Offered Shares remain unallocated after the application of Section 3.4(a), then the Offering Shareholder shall give the Offerees a second notice ("Second Offeror Notice"), which shall set forth the number of unallocated Offered Shares, and, within fifteen (15) days after such Second Offeror Notice is duly given, each Offeree shall give written notice ("Second Offeree Notice") to the Company and the Offering Shareholder specifying the maximum number of Offered Shares that such Offeree wishes to acquire. The procedure specified in Section 3.4(a) shall thereupon be reapplied (and each "Second Offeree Notice" shall be deemed an "Offeree Notice for purposes of reapplying Section 3.4(a)) to allocate any unallocated Offered Shares among Offerees desiring to acquire additional Offered Shares. For the purpose of this
Section 3.4(b), an Offeree that does not deliver a Second Offeree Notice within the time required by this Section 3.4(b) shall be deemed to have provided a Second Offeree Notice on the last day on which a Second Offeree Notice may be provided specifying no interest in acquiring additional Offered Shares.

            3.5 Transfer by Offering Shareholder. If any Offered Shares remain unallocated after the application of Section 3.4(a) and 3.4(b), then, subject to
Section 3.7 below, the Offering Shareholder shall be permitted, for a period of thirty (30) days from receipt by the Company of the last Second Offeree Notice, to make a Transfer of all such Offered Shares to the Proposed Transferee on the terms and conditions set forth in the Offeror Notice. If the Offering Shareholder does not make such Transfer of the Offered Shares within such thirty
(30) day period, then any subsequent proposed Transfer of the Offered Shares shall again be subject to all of the terms and provisions of this Section 3.

            3.6 Acquisition and Transfer. The closing of any acquisition of Offered Shares by any Shareholder under this Agreement shall take place, notwithstanding any contrary provisions in an Offeror's Notice, within thirty
(30) days from receipt by the Company of the last Second Offeree Notice or Offeree Notice, as the case may be, unless another date is mutually agreed upon by the parties participating in the closing. At the closing of any Transfer of Offered Shares under this Section 3.6, the Offering Shareholder shall deliver to any Shareholder acquiring any of such Offered Shares, a certificate or certificates representing the Offered Shares being acquired, duly endorsed, or accompanied by assignments separate from certificate, and in proper form and order for transfer, against receipt of the consideration, and the Shareholder acquiring such Offered Shares shall take all actions and execute and deliver to the Offering Shareholder all instruments and documents as may be necessary or desirable to consummate the acquisition and Transfer of the Offered Shares in compliance with all applicable laws and regulations.

            3.7 Obligations of Transferees. Each transferee and each subsequent transferee of any shares of Stock, or of any interest in such shares of Stock, shall hold such shares of Stock or interest therein subject to all of the provisions of this Agreement, and such transferee shall, to evidence such transferee's intention and agreement to assume all of the obligations of the transferor under this Agreement and to be bound by all of the provisions of this Agreement, execute the original or a counterpart of this Agreement upon acquisition of such shares of Stock or any interest therein and deliver the original or a counterpart of this Agreement to the Company.

            3.8 Transfers to Affiliates. The provisions of this Section 3 (other than Section 3.7) shall not apply to any Transfer of shares of Stock by a Shareholder to any corporation which directly or indirectly controls, is controlled by or is under common control with such Shareholder, where such control is exercised through ownership of more than fifty percent (50%) of the relevant voting power provided that the transferee affiliate has agreed to assume all of the obligations of the transferor under this Agreement and to be bound by all of the provisions of this Agreement.

            3.9 Obligations of Company. The Company shall not be required (a) to transfer on its books any shares of Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (b) to treat any purported transferee of such shares of Stock as the owner thereof or to accord to such purported transferee the right to vote such shares of Stock as the holder thereof or to receive dividends thereon.

      4. Material Defaults and Accumulated Losses.

            4.1 Material Defaults. In the event that (i) Lycos materially breaches or defaults in the performance of its obligations under this Agreement, the Joint Venture Agreement or the License Agreement, or (ii) Sumitomo materially breaches or defaults in the performance of its obligations under this Agreement or the Joint Venture Agreement, or (iii) Sumitomo or its affiliate materially breaches or defaults in the performance of its obligations under the loan agreement to be entered into with the Company to implement the Sumitomo Facility as contemplated by the Joint Venture Agreement (the "Loan Agreement"), and any such breach or default is not cured within ninety (90) days after written notice of such default is given by the non-breaching party to the breaching party, then the non-breaching party shall have the right, at its option and without prejudice to any other rights and remedies it may have, to:

                  (a) elect to dissolve the Company by giving written notice thereof to the breaching party, in which case the breaching party agrees to join with the non-breaching party to take all such steps as may be necessary to dissolve the Company, it being agreed between Sumitomo and Lycos that the breaching party shall have the right to vote the shares of the non-breaching party in favor of dissolution if the non-breaching party fails to take action as required under this paragraph (a); or

                  (b) elect to terminate this Agreement by written notice thereof to the breaching party, in which case this Agreement, the Joint Venture Agreement, the License Agreement and the funding commitment under the Loan Agreement shall automatically terminate notwithstanding any provision to the contrary in this Agreement, the Joint Venture, the License Agreement or the Loan Agreement.

For purposes of this Section 4.1, the commencement of a bankruptcy or other similar proceeding by or against Lycos or Sumitomo which is not dismissed within ninety (90) days shall be deemed a material breach of or default under this Agreement by Lycos or Sumitomo, respectively.

            4.2 Accumulated Losses. If the accumulated losses appearing on the balance sheet of the Company as of the end of any financial year exceeds the amount of the paid up capital of the Company, any of the Shareholders may, by written notice given within thirty (30) days after receipt of such balance sheet, require all of the Shareholders to meet at a location agreeable to all of the Shareholders to discuss the appropriate steps to be taken with respect to the financial situation of the Company. Such meeting of Shareholders shall be held within thirty (30) days after any such notice is given. If the Shareholders cannot reach agreement within thirty (30) days after the date of such meeting on the appropriate steps to be taken, any Shareholder may thereafter propose, by written notice given to the other Shareholders, that the Company dissolve and, concurrently with giving such notice, shall offer to sell its Stock at a price determined on the basis of the net worth of the Company. If the other Shareholders, or any of them, do not agree within thirty (30) days after the giving of such notice to purchase all of such Stock and assume all of the obligations (if any) of the offering Shareholder to provide financial assistance to the Company, then all of the Shareholders shall take such steps as may be necessary to dissolve the Company.

      5. Representations and Warranties. Each Shareholder represents and warrants to the other Shareholders that (a) such Shareholder has taken all requisite corporate action to authorize and approve the execution, delivery and performance of this Agreement by such Shareholder, (b) this Agreement has been duly executed and delivered by such Shareholder, and constitutes the legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with its terms, and (c) the execution, delivery and performance of this Agreement by such Shareholder will not (i) violate any provision of the charter documents of such Shareholder, (ii) violate, conflict with or result in (or with notice or lapse of time or both result in) a breach of or default under any term or provision of any contract or agreement to which such Shareholder is a party or by which such Shareholder or any of its assets or properties is or may be bound, or (iii) violate any order, judgment, injunction, award or decree of any court or arbitration body, or any governmental, administrative or regulatory authority, by which such Shareholder or any of its assets or properties is or may be bound.

      6. Termination.

            6.1 Termination. This Agreement shall terminate upon the occurrence of any of the following events:

                  (a) the voluntary written agreement of all of the Shareholders (or, as applicable, their successors in interest) to terminate this Agreement;

                  (b) the dissolution, bankruptcy or insolvency of the Company;

                  (c) the sale of all or substantially all of the Company's assets other than in the ordinary course of business;

                  (d) the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of any Stock for securities issued, or caused to be issued, by the acquiring entity; or

                  (e) at such time after the issuance of the Additional Shares as only one Shareholder remains.

            6.2 Surrender. Upon termination of this Agreement, all persons holding Stock subject to the provisions of this Agreement shall surrender to the Company the certificates for such Stock, and the Company shall issue in lieu thereof new certificates.

      7. Miscellaneous.

            7.1 Effective Date. This Agreement shall be effective as of the date of the issuance of the Additional Shares. The effectiveness of this Agreement shall be conditioned upon the issuance of all of the Additional Shares.

            7.2 Notices. Any notice, request, demand, approval or consent required or permitted under this Agreement shall be in writing and shall be effective upon actual receipt when delivered by (a) registered mail, postage prepaid, return receipt requested, (b) personal delivery, (c) an overnight courier of recognized reputation (such as DHL or Federal Express), or (d) transmission by telecopier (with confirmation by mail), in each case addressed as follows:

                 If to Lycos:     Lycos, Inc.
                                  500 Old Connecticut Path
                                  Framingham, MA 01701-4570
                                  Attention:  Chief Financial Officer
                                  Telephone: (508) 424-0400
                                  Facsimile: (508) 820-4499

                 With a copy to:  Coudert Brothers
                                  1055 West 7th Street, 20th Floor
                                  Los Angeles, CA 90017
                                  Attention: Richard G. Wallace
                                  Telephone: (213) 688-9088
                                  Facsimile: (213) 689-4467

                 If to Sumitomo:  Sumitomo Corp.
                                  1-2-2 Hitotsubashi, Chiyoda-ku
                                  Tokyo, 100-8601, Japan
                                  Telephone: 03-3217-7021
                                  Facsimile: 03-3217-7029

                 If to IIJ:       Internet Initiative Japan, Inc.
                                  Takebashi Yasuda Bldg.
                                  3-13 Kanda, Nishiki-cho, Chiyoda-ku
                                  Tokyo, 101, Japan
                                  Telephone:
                                  Facsimile:

Any party may change its address or telecopier number for notice purposes by notice given to the other parties in accordance with this Section 7.2.

            7.3 Assignment. No party's rights, duties or responsibilities under this Agreement may be assigned, delegated or otherwise transferred in any manner, without the prior written consent of the other parties, except that no such consent shall be required in connection with the assignment, delegation or other transfer of any such rights, duties or responsibilities by a party to any affiliate which directly or indirectly controls, is controlled by or is under common control with such party, where such control is by more than 50% of the relevant voting power provided that the assigning party unconditionally guarantees to the other parties to this Agreement the due and punctual performance by such affiliate of such party's obligations under this Agreement.

            7.4 Entire Agreement. This Agreement constitutes the entire contract between the parties with respect to the subject matter covered by this Agreement. This Agreement supersedes all previous representations, arrangements, agreements and understandings, if any, by and among the parties with respect to the subject matter covered by this Agreement. This Agreement may not be amended, changed or modified except by a writing duly executed by the parties hereto.

            7.5 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, invalid or void in any respect, no other provision of this Agreement shall be affected thereby, all other provisions of this Agreement shall nevertheless be carried into effect and the parties shall amend this Agreement to modify the unenforceable, invalid or void provision to give effect to the intentions of the parties to the extent possible in a manner which is valid and enforceable.

            7.6 Specific Performance. Each party hereto may obtain specific performance to enforce its rights hereunder and each party acknowledges that failure to fulfill such party's obligation to the other parties hereto would result in irreparable harm.

            7.7 Remedies and Waivers. All rights and remedies of the parties are separate and cumulative, and no one of them, whether exercised or not, shall be deemed to be to the exclusion of or to limit or prejudice any other rights or remedies which the parties may have. The parties shall not be deemed to waive any of their rights or remedies under this Agreement, unless such waiver is in writing and signed by the party to be bound. No delay or omission on the part of any party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

            7.8 Arbitration. In the event any dispute arises among the parties, or any of them, which cannot be amicably resolved, such dispute shall be submitted to the International Chamber of Commerce for binding arbitration in accordance with the commercial arbitration rules of the International Chamber of Commerce as then in effect. The arbitration shall be conducted in the English language, and, unless otherwise agreed by the parties to the dispute, shall be held in Paris. Any arbitration award rendered in any such arbitration proceeding may be entered in and enforced by any court of competent jurisdiction.

            7.9 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws (other than that body of law relating to conflicts of law) of Japan.

            7.10 Attorneys' Fees. In the event any action or proceeding is initiated for any breach of or default in any of the terms or conditions of this Agreement, then the party or parties in whose favor judgment shall be entered or an arbitration award shall be made, shall be entitled to have and recover from the other parties all costs and expenses (including attorneys' fees) incurred in such action or proceeding and any appeal therefrom.

            7.11 Headings. The headings contained in this Agreement are for convenience only and are not a part of this Agreement, and do not in any way interpret, limit or amplify the scope, extent or intent of this Agreement, or any of the provisions of this Agreement.

            7.12 Counterparts and Facsimile. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement. Transmission of facsimile copies of signed original signature pages of this Agreement shall have the same effect as delivery of the signed originals.

            7.13 Translation. For the convenience of the parties, one or more Japanese translations of this Agreement may be prepared. Notwithstanding the preparation or existence of any such Japanese translations, the English language version of this Agreement shall be controlling.

            7.14 Third Party Beneficiary. The Company is a third party beneficiary under this Agreement. Except as to the Company, this Agreement is not intended to and does not confer any rights on any third party, and no third party beneficiary under or in respect of this Agreement.

            7.15 Binding Effect. Subject to Section 7.3, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                        LYCOS, INC.,
                        a corporation organized under the laws of Delaware, USA

                        By:
                             ---------------------------------------------
                        Its:
                             ---------------------------------------------

                        SUMITOMO CORP.,
                        a kabushiki kaisha organized under the laws of Japan

                        By:
                             ---------------------------------------------
                        Its:
                             ---------------------------------------------

                        INTERNET INITIATIVE JAPAN, INC.,
                        a kabushiki kaisha organized under the laws of Japan

                        By:
                             ---------------------------------------------
                        Its:
                             ---------------------------------------------

                                    AGREEMENT

      THIS AGREEMENT is made as of June 29, 1998 by and among LYCOS, INC. ("Lycos"), a corporation organized under the laws of the State of Delaware, United States of America, SUMITOMO CORP. ("Sumitomo Corp."), a kabushiki kaisha organized under the laws of Japan, SUMISHO COMPUTER SYSTEMS CORP. ("SCS"), a kabushiki kaisha organized under the laws of Japan, and INTERNET INITIATIVE JAPAN, INC. ("IIJ"), a kabushiki kaisha organized under the laws of Japan.

                                    RECITALS

      A. Lycos, Sumitomo Corp. and IIJ are parties to a Shareholders Agreement dated as of May 12, 1998 (the "Shareholders Agreement").

      B. Sumitomo Corp. owns in excess of 50% of the issued and outstanding shares of SCS. Sumitomo Corp. has transferred to SCS 625 shares of Lycos Japan K.K. Subsequent to such transfer, the issued and outstanding shares of Lycos Japan K.K. are owned beneficially and of record as follows:

                  Shareholder            No. of Shares
                  -----------            -------------
                  [***]                  [***]
                  [***]                  [***]
                  [***]                  [***]
                  [***]                  [***]


      C. The parties hereto have entered into this Agreement in satisfaction of the requirements of Section 3.8 of the Shareholder Agreement.

      NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

      1. SCS hereby agrees to assume all of the obligations of Sumitomo Corp. under the Shareholders Agreement with respect to the 625 shares of Lycos Japan K.K transferred by Sumitomo Corp. to SCS, and to be bound by all of the provisions of the Shareholders Agreement with respect to such shares.

      2. SCS shall be included in the term "Shareholders" or "parties" for all purposes under the Shareholders Agreement, except that the term "Shareholders" as used in Recital A of the Shareholders Agreement (which is a reference to the parties to the Joint Venture Agreement dated as of March 5, 1998 by and among Lycos, Sumitomo Corp. and IIJ) shall not include SCS.

      3. As used in the Shareholders Agreement, the term "Sumitomo" shall apply exclusively to Sumitomo Corp., except that the reference to "Sumitomo" in
Section 4.1(ii) shall be deemed a reference to Sumitomo Corp. and SCS as that clause relates to their respective obligations.


*** A CONFIDENTIAL PORTION OF THE MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

      4. For notice purposes under Section 7.2 of the Shareholders Agreement, communications to SCS shall be addressed as follows:

                     SUMISHO Computer Systems Corp.
                     10-14 Ryogoku, 2-chome
                     Sumida-ku, Tokyo, Japan
                     Telephone:
                                 -----------------------
                     Facsimile:
                                 -----------------------

      5. The Shareholders Agreement shall continue in full force and effect without amendment or modification except as otherwise expressly amended or modified by this Agreement.

      6. This Agreement constitutes the entire contract among the parties with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                      LYCOS, INC.,
                      a corporation organized under the laws of Delaware, USA

                      By:  /s/ Edward M. Philip
                           ---------------------------------------------

                      Its: COO
                           ---------------------------------------------


                      SUMITOMO CORP.,
                      a kabushiki kaisha organized under the laws of Japan

                      By:  /s/ Isao Momota
                           ---------------------------------------------
                           Isao Momota

                      Its: General Manager, Information &
                           ---------------------------------------------
                           Telecommunications Business Dept. No.2


                      SUMISHO COMPUTER SYSTEMS CORP.,
                      a kabushiki kaisha organized under the laws of Japan

                      By:  /s / Masamichi Umezumi
                           ---------------------------------------------
                           Masamichi Umezumi

                      Its: Director, Package Integration Dev.
                           ---------------------------------------------


                      INTERNET INITIATIVE JAPAN, INC.,
                      a kabushiki kaisha organized under the laws of Japan

                      By:  /s/ Koichi Suzuki
                           ---------------------------------------------

                      Its: Koichi Suzuki, President CEO
                           ---------------------------------------------